PROSPECTUS	Filed Pursuant to Rule 424(b)(3) Registration No. 333-190995

12,810,086 Shares of Common Stock

     This prospectus relates to the offer and resale by certain selling stockholders identified in this prospectus of up to 12,810,086 shares of the common stock, par value $0.001, of Anavex Life Sciences Corp., a Nevada corporation, consisting of (i) 6,405,043 outstanding shares of common stock and (ii) 6,405,043 shares of common stock issuable upon the exercise of outstanding warrants. The shares of common stock and warrants were sold and issued by us to the selling stockholders in a private placement transaction in July 2013.

     We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares of common stock by the selling stockholders. However, we will receive the exercise price of any warrants exercised for cash. To the extent that we receive cash upon exercise of any warrants, we expect to use such cash to further our business plan of advancing human clinical trials of ANAVEX 2-73, commercializing our intellectual property, and for general corporate purposes.

     Please refer to the section of this prospectus entitled “The Private Placement” for a description of the private placement and the section entitled “Selling Stockholders” for additional information regarding the selling stockholders. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at various prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to this prospectus.

     We will pay the expenses incurred in registering the shares, including legal and accounting fees. The selling stockholders will pay any commissions and selling expenses they may incur. See “Plan of Distribution.”

     Our common stock is currently quoted on the OTC Markets (OTCQB) under the symbol “AVXL.” On August 28, 2013, the last reported sale price of our common stock was $0.63 per share.

     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

     Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2013.

(i)

     You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, securities in any state where the offer or solicitation is not permitted. The information contained in this prospectus is complete and accurate as of the date on the front cover of this prospectus, but information may have changed since that date. We are responsible for updating this prospectus to ensure that all material information is included and we will update this prospectus to the extent required by law.

     This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data and we do not make any representation as to the accuracy of the information.

(ii)

PROSPECTUS SUMMARY

     Anavex Life Sciences Corp., a Nevada corporation, is referred to as “Anavex,” “we,” “us,” “our,” or the “Company” throughout this prospectus. The items in the following summary are described in more detail later in this prospectus. This summary does not contain all of the information you should consider. Before investing in our securities, you should read the entire prospectus carefully, including the “Risk Factors” beginning on page 5 and the financial statements and related notes beginning on page F-1.

Overview

     We are a pharmaceutical company engaged in the development of drug candidates. Our lead compound ANAVEX 2-73 is being developed to treat Alzheimer’s disease through disease modification.

     In pre-clinical studies conducted in France, and in Greece, ANAVEX 2-73 demonstrated anti-amnesic and neuroprotective properties. Based on these pre-clinical studies, we sponsored a Phase 1 single ascending dose study of ANAVEX 2-73 initiated and completed in 2011. This study was conducted in Germany in collaboration with ABX-CRO Advanced Pharmaceutical Services (ABX-CRO). The study indicated that ANAVEX 2-73 was well tolerated by study subjects in doses up to 55mg. As of the end of the period covered by this report, we have not yet continued our clinical trials due to a lack of funding.

     The Company plans to initiate a multiple ascending dose study of ANAVEX 2-73 in the first quarter of fiscal year 2014. Additionally we intend to identify and initiate discussions with potential partners in the next 12 months. Further, we may acquire or develop new intellectual property and assign, license, or otherwise transfer our intellectual property to further our goals.

Our Pipeline

     Our pipeline includes one drug candidate and several compounds in different stages of pre-clinical study.

     Our proprietary SIGMACEPTOR™ Discovery Platform produced small molecule drug candidates with unique modes of action, based on our leading understanding of sigma receptors. Sigma receptors may be targets for therapeutics to combat many human diseases, including Alzheimer’s disease. When bound by the appropriate ligands, sigma receptors influence the functioning of multiple biochemical signals that are involved in the pathogenesis (origin or development) of disease.

     Compounds that have been subjects of our research include the following:

     ANAVEX 2-73

     ANAVEX 2-73 may offer a disease-modifying approach in Alzheimer’s disease (AD) by using ligands that activate sigma-1 receptors.

     In AD animal models, ANAVEX 2-73 has shown pharmacological, histological and behavioral evidence as a potential neuroprotective, anti-amnesic, anti-convulsive and anti-depressive therapeutic agent, due to its potent affinity to sigma-1 receptors and moderate affinities to M1-4 type muscarinic receptors. In addition, ANAVEX 2-73 has shown a potential dual mechanism which may impact both amyloid and tau pathology.

     Based on the results of pre-clinical testing, we initiated and completed a Phase 1 single ascending dose (SAD) clinical trial of ANAVEX 2-73 in 2011. In this Phase 1 SAD trial, the maximum tolerated single dose was defined per protocol as 55-60 mg. This dose is above the equivalent dose shown to have positive effects in mouse models of AD. There were no significant changes in laboratory or electrocardiogram (ECG) parameters. ANAVEX 2-73 was well tolerated below the 55-60 mg dose with only mild adverse events in some subjects. Observed adverse events at doses above the maximum tolerated single dose included headache and dizziness, which were moderate in severity and reversible. These side effects are often seen with drugs that target central nervous system (CNS) conditions, including AD.

     The ANAVEX 2-73 Phase 1 SAD trial was conducted as a randomized, placebo-controlled study. Healthy male volunteers between the ages of 18 and 55 received single, ascending oral doses over the course of the trial. Study endpoints included safety and tolerability together with pharmacokinetic parameters. Pharmacokinetics includes the absorption and distribution of a drug, the rate at which a drug enters the blood and the duration of its effect, as well as chemical changes of the substance in the body. This study was conducted in Germany in collaboration with ABX-CRO, a clinical research organization that has conducted several Alzheimer’s disease studies, and the Technical University of Dresden.

     ANAVEX 19-144

     ANAVEX 19-144 is the sole active metabolite of ANAVEX 2-73. Like ANAVEX 2-73, pre-clinical data reveals that ANAVEX 19-144 exhibits significant anti-amnesic, neuroprotective and anticonvulsant properties in a variety of in vitro systems and specialized animal models.

     In animal models, ANAVEX 19-144 controls seizures and the epileptogenesis process. Moreover, its neuroprotective properties may prevent the process that causes long-term damage to tissue and cells as well as biochemical and physiological alterations to the brain from epileptic seizures.

     ANAVEX 1-41

     ANAVEX 1-41 is a sigma-1 agonist. Pre-clinical tests revealed significant neuroprotective benefits (i.e., protects nerve cells from degeneration or death) through the modulation of endoplasmic reticulum, mitochondrial and oxidative stress, which damages and destroys cells and is believed by some scientists to be a primary cause of AD. In addition, in animal models, ANAVEX 1-41 prevented the expression of caspase-3, an enzyme that plays a key role in apoptosis (programmed cell death) and loss of cells in the hippocampus, the part of the brain that regulates learning, emotion and memory. These activities involve both muscarinic and sigma-1 receptor systems through a novel mechanism of action.

     ANAVEX 7-1037

     ANAVEX 7-1037 is designed for the treatment of prostate cancer. It is a low molecular weight, synthetic compound exhibiting high affinity for sigma-1 receptors at nanomolar levels and moderate affinity for sigma-2 receptors and sodium channels at micromolar levels. In advanced pre-clinical studies, this compound revealed antitumor potential with no toxic side effects. It has also been shown to selectively kill human cancer cells without affecting normal/healthy cells and also to significantly suppress tumor growth in immune-deficient mice models.

     Scientific publications describe sigma receptor ligands positively, highlighting the possibility that these ligands may stop tumor growth and induce selective cell death in various tumor cell lines. Sigma receptors are highly expressed in different tumor cell types. Binding by appropriate sigma-1 and/or sigma-2 ligands can induce selective apoptosis. In addition, through tumor cell membrane reorganization and interactions with ion channels, our drug candidates may play an important role in inhibiting the processes of metastasis (spreading of cancer cells from the original site to other parts of the body), angiogenesis (the formation of new blood vessels) and tumor cell proliferation.

     Our compounds are in the pre-clinical and clinical testing stages of development, and there is no guarantee that the activity demonstrated in pre-clinical models will be shown in human testing.

Corporate Information

     Our principal executive office is located at 51 W. 52nd Street, 7th Floor, New York, NY 10019, and our telephone number is 800.689.3939. Our website address is www.anavex.com. No information found on our website is part of this prospectus. Also, this prospectus may include the names of various government agencies or the trade names of other companies. Unless specifically stated otherwise, the use or display by us of such other parties' names and trade names in this prospectus is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, any of these other parties.

The Offering

     On July 5, 2013, we completed the closing of a private placement offering issuing units at a price of $0.40 per unit and debt/liability conversions (the “Conversions”) pursuant to which the Company satisfied certain of its outstanding debt by issuing units in exchange for such debt (collectively, the “Private Placement”). Each unit consisted of one share of the Company’s common stock and one common stock purchase warrant (a “Warrant”). Each Warrant entitles the holder thereof to purchase shares of common stock at a price of $0.75 per share for a period of five (5) years from the date of the Warrant’s issuance. To affect the Private Placement, the Company entered into securities purchase agreements with certain of the participating investors (each, an “SPA”) and entered into exchange agreements with certain debt holders (each, an “Exchange Agreement”). At the closing of the Private Placement, the Company issued 6,405,043 units to the selling stockholders for aggregate gross proceeds and debt conversion totaling $2,562,017. Also on July 5, 2013, we entered into registration rights agreements, or the Registration Rights Agreements, with the selling stockholders, pursuant to which we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock and shares underlying the warrants that were issued to the selling stockholders under the SPAs and Exchange Agreements.

     The above descriptions of the SPAs, Exchange Agreements, warrants and Registration Rights Agreements are qualified in their entirety by reference to Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to our Current Report on Form 8-K filed with the SEC on July 8, 2013, and the above descriptions are qualified in their entirety by reference to these documents.

Securities Offered

Common Stock offered by the selling stockholders	12,810,086 shares consisting of:
• 6,405,043 shares issued to the selling stockholders
• 6,405,043 shares underlying warrants issued to the selling stockholders
Common stock outstanding prior to the offering	37,237,587 shares (which includes the 6,405,043 shares issued to the selling stockholders, but does not include the 6,405,043 shares underlying warrants issued to the selling stockholders)
Use of proceeds

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders in this offering. However, we will receive the exercise price of any warrants exercised for cash. Any proceeds that we receive from the exercise of the warrants will be used to further our business plan of advancing human clinical trials of ANAVEX 2-73, commercializing our intellectual property, and for general corporate purposes. See “Use of Proceeds”.

Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.
OTC Markets (OTCQB) symbol	AVXL

RISK FACTORS

     Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to our Company

     We have had a history of losses and no revenue, which raise substantial doubt about our ability to continue as a going concern.

     Since inception on January 23, 2004 through June 30, 2013, we have an accumulated deficit of $38,216,417. As of September 31, 2012 and as of June 30, 2013, we had a working capital deficiency of $2,875,747 and $3,553,364, respectively. We can offer no assurance that we will ever operate profitably or that we will generate positive cash flow in the future. To date, we have not generated any revenues from our operations. Our history of losses and no revenues raise substantial doubt about our ability to continue as a going concern. As a result, our management expects the business to continue to experience negative cash flow for the foreseeable future and cannot predict when, if ever, our business might become profitable. We will need to raise additional funds, and such funds may not be available on commercially acceptable terms, if at all. If we are unable to raise funds on acceptable terms, we may not be able to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations.

     We are an early development stage pharmaceutical research and development company and may never be able to successfully develop marketable products or generate any revenue. We have a very limited relevant operating history upon which an evaluation of our performance and prospects can be made. There is no assurance that our future operations will result in profits. If we cannot generate sufficient revenues, we may suspend or cease operations.

     We are an early development stage company and have not generated any revenues to date and have no operating history. All of our potential drug compounds are in the concept stage or early clinical development stage. Moreover, we cannot be certain that our research and development efforts will be successful or, if successful, that our potential drug compounds will ever be approved for sales to pharmaceutical companies or generate commercial revenues. We have no relevant operating history upon which an evaluation of our performance and prospects can be made. We are subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of potential drug compounds either in non-clinical testing or in clinical trials, failure to establish business relationships and competitive disadvantages against larger and more established companies. If we fail to become profitable, we may suspend or cease operations.

     We may need additional funding and may be unable to raise additional capital when needed, which would force us to delay, reduce or eliminate our research and development activities.

     We may need to raise additional funding, but the current economic condition may have a negative impact on our ability to raise additional needed capital on terms that are favorable to our company or at all. We may not be able to generate significant revenues for several years, if at all. Until we can generate significant revenues, if ever, we expect to satisfy our future cash needs through equity or debt financing. We cannot be certain that additional funding will be available on acceptable terms, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more of our research and development activities.

     We may be unable to continue as a going concern in which case our securities will have little or no value.

     Our independent auditors have noted in their report concerning our annual financial statements for the fiscal year ended September 30, 2012 that we have incurred substantial losses since inception, which raises substantial doubt about our ability to continue as a going concern. In the event we are not able to continue operations you will likely suffer a complete loss of your investment in our securities.

Risks Related to our Business

     Even if we are able to develop our potential drug compounds, we may not be able to receive regulatory approval, or if approved, we may not be able to generate significant revenues or successfully commercialize our products, which will adversely affect our financial results and financial condition and we will have to delay or terminate some or all of our research and development plans and we may be forced to cease operations.

     All of our potential drug compounds will require extensive additional research and development, including non-clinical testing and clinical trials, as well as regulatory approvals, before we can market them. We cannot predict if or when any of the potential drug compounds we intend to develop will be approved for marketing. There are many reasons that we may fail in our efforts to develop our potential drug compounds. These include:

  the possibility that non-clinical testing or clinical trials may show that our potential drug compounds are ineffective and/or cause harmful side effects;
  our potential drug compounds may prove to be too expensive to manufacture or administer to patients;
  our potential drug compounds may fail to receive necessary regulatory approvals from the United States Food and Drug Administration or foreign regulatory authorities in a timely manner, or at all;
  even if our potential drug compounds are approved, we may not be able to produce them in commercial quantities or at reasonable costs;
  even if our potential drug compounds are approved, they may not achieve commercial acceptance;
  regulatory or governmental authorities may apply restrictions to any of our potential drug compounds, which could adversely affect their commercial success; and
  the proprietary rights of other parties may prevent us or our potential collaborative partners from marketing our potential drug compounds.

     If we fail to develop our potential drug compounds, our financial results and financial condition will be adversely affected, we will have to delay or terminate some or all of our research and development plans and may be forced to cease operations.

     Our research and development plans will require substantial additional future funding which could impact our operational and financial condition. Without the required additional funds, we will likely cease operations.

     It will take several years before we are able to develop potentially marketable products, if at all. Our research and development plans will require substantial additional capital, arising from costs to:

  conduct research, non-clinical testing and human studies;
  establish pilot scale and commercial scale manufacturing processes and facilities; and
  establish and develop quality control, regulatory, marketing, sales, finance and administrative capabilities to support these programs.

Our future operating and capital needs will depend on many factors, including:

  the pace of scientific progress in our research and development programs and the magnitude of these programs;
  the scope and results of pre-clinical testing and human studies;
  the time and costs involved in obtaining regulatory approvals;
  the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patents;
  competing technological and market developments;
  our ability to establish additional collaborations;
  changes in our existing collaborations;
  the cost of manufacturing scale-up; and
  the effectiveness of our commercialization activities.

     We base our outlook regarding the need for funds on many uncertain variables. Such uncertainties include the success of our research initiatives, regulatory approvals, the timing of events outside our direct control such as negotiations with potential strategic partners and other factors. Any of these uncertain events can significantly change our cash requirements as they determine such one-time events as the receipt or payment of major milestones and other payments.

     Additional funds will be required to support our operations and if we are unable to obtain them on favorable terms, we may be required to cease or reduce further research and development of our drug product programs, sell some or all of our intellectual property, merge with another entity or cease operations.

     If we fail to demonstrate efficacy in our non-clinical studies and clinical trials our future business prospects, financial condition and operating results will be materially adversely affected.

     The success of our research and development efforts will be greatly dependent upon our ability to demonstrate potential drug compound efficacy in non-clinical studies, as well as in clinical trials. Non-clinical studies involve testing potential drug compounds in appropriate non-human disease models to demonstrate efficacy and safety. Regulatory agencies evaluate these data carefully before they will approve clinical testing in humans. If certain non-clinical data reveals potential safety issues or the results are inconsistent with an expectation of the potential drug compound’s efficacy in humans, the regulatory agencies may require additional more rigorous testing, before allowing human clinical trials. This additional testing will increase program expenses and extend timelines. We may decide to suspend further testing on our potential drug compounds if, in the judgment of our management and advisors, the non-clinical test results do not support further development.

     Moreover, success in non-clinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and non-clinical testing. The clinical trial process may fail to demonstrate that our potential drug compounds are safe for humans and effective for indicated uses. This failure would cause us to abandon a drug candidate and may delay development of other potential drug compounds. Any delay in, or termination of, our non-clinical testing or clinical trials will delay the filing of an investigational new drug application and new drug application with the Food and Drug Administration or the equivalent applications with pharmaceutical regulatory authorities outside the United States and, ultimately, our ability to commercialize our potential drug compounds and generate product revenues. In addition, we expect that our early clinical trials will involve small patient populations. Because of the small sample size, the results of these early clinical trials may not be indicative of future results.

     Following successful non-clinical testing, potential drug compounds will need to be tested in a clinical development program to provide data on safety and efficacy prior to becoming eligible for product approval and licensure by regulatory agencies. From the first human trial through to regulatory approval can take many years and 10-12 years is not unusual for certain compounds.

     If any of our future clinical development potential drug compounds become the subject of problems, our ability to sustain our development programs will become critically compromised. For example, efficacy or safety concerns may arise, whether or not justified, that could lead to the suspension or termination of our clinical programs. Examples of problems that could arise include, among others:

  efficacy or safety concerns with the potential drug compounds, even if not justified;
  manufacturing difficulties or concerns;
  regulatory proceedings subjecting the potential drug compounds to potential recall;
  publicity affecting doctor prescription or patient use of the potential drug compounds;
  pressure from competitive products; or
  introduction of more effective treatments.

Each clinical phase is designed to test attributes of the drug and problems that might result in the termination of the entire clinical plan can be revealed at any time throughout the overall clinical program. The failure to demonstrate efficacy in our clinical trials would have a material adverse effect on our future business prospects, financial condition and operating results.

     If we do not obtain the support of qualified scientific collaborators, our revenue, growth and profitability will likely be limited, which would have a material adverse effect on our business.

     We will need to establish relationships with leading scientists and research institutions. We believe that such relationships are pivotal to establishing products using our technologies as a standard of care for various indications. Additionally, although in discussion, there is no assurance that our current research partners will continue to work with us or that we will be able to attract additional research partners. If we are not able to establish scientific relationships to assist in our research and development, we may not be able to successfully develop our potential drug compounds. If this happens, our business will be adversely affected.

     We may not be able to develop market or generate sales of our products to the extent anticipated. Our business may fail and investors could lose all of their investment in our company.

     Assuming that we are successful in developing our potential drug compounds and receiving regulatory clearances to market our products, our ability to successfully penetrate the market and generate sales of those products may be limited by a number of factors, including the following:

  If our competitors receive regulatory approvals for and begin marketing similar products in the United States, the European Union, Japan and other territories before we do, greater awareness of their products as compared to ours will cause our competitive position to suffer;
  Information from our competitors or the academic community indicating that current products or new products are more effective or offer compelling other benefits than our future products could impede our market penetration or decrease our future market share; and
  The pricing and reimbursement environment for our future products, as well as pricing and reimbursement decisions by our competitors and by payers, may have an effect on our revenues.

If this happens, our business will be adversely affected.

     None of our potential drug compounds may reach the commercial market for a number of reasons and our business may fail.

     Successful research and development of pharmaceutical products is high risk. Most products and development candidates fail to reach the market. Our success depends on the discovery of new drug compounds that we can commercialize. It is possible that our products may never reach the market for a number of reasons. They may be found ineffective or may cause harmful side-effects during non-clinical testing or clinical trials or fail to receive necessary regulatory approvals. We may find that certain products cannot be manufactured at a commercial scale and, therefore, they may not be economical to produce. Our potential products could also fail to achieve market acceptance or be precluded from commercialization by proprietary rights of third parties. Our patents, trademarks and other intellectual property may be challenged and this may delay or prohibit us from effectively commercializing our products. Furthermore, we do not expect our potential drug compounds to be commercially available for a number of years, if at all. If none of our potential drug compounds reach the commercial market, our business will likely fail and investors will lose all of their investment in our company. If this happens, our business will be adversely affected.

     If our competitors succeed in developing products and technologies that are more effective or with a better profile than our own, or if scientific developments change our understanding of the potential scope and utility of our potential products, then our technologies and future products may be rendered undesirable or obsolete.

     We face significant competition from industry participants that are pursuing technologies in similar disease states to those that we are pursuing and are developing pharmaceutical products that are competitive with our products. Nearly all of our industry competitors have greater capital resources, larger overall research and development staffs and facilities, and a longer history in drug discovery and development, obtaining regulatory approval and pharmaceutical product manufacturing and marketing than we do. With these additional resources, our competitors may be able to respond to the rapid and significant technological changes in the biotechnology and pharmaceutical industries faster than we can. Our future success will depend in large part on our ability to maintain a competitive position with respect to these technologies. Rapid technological development, as well as new scientific developments, may result in our products becoming obsolete before we can recover any of the expenses incurred to develop them. For example, changes in our understanding of the appropriate population of patients who should be treated with a targeted therapy like we are developing may limit the drug’s market potential if it is subsequently demonstrated that only certain subsets of patients should be treated with the targeted therapy.

     Our reliance on third parties, such as university laboratories, contract manufacturing organizations and contract or clinical research organizations, may result in delays in completing, or a failure to complete, non-clinical testing or clinical trials if they fail to perform under our agreements with them.

     In the course of product development, we may engage university laboratories, other biotechnology companies or contract or clinical manufacturing organizations to manufacture drug material for us to be used in non-clinical and clinical testing and contract research organizations to conduct and manage non-clinical and clinical studies. If we engage these organizations to help us with our non-clinical and clinical programs, many important aspects of this process have been and will be out of our direct control. If any of these organizations we may engage in the future fail to perform their obligations under our agreements with them or fail to perform non-clinical testing and/or clinical trials in a satisfactory manner, we may face delays in completing our clinical trials, as well as commercialization of any of our potential drug compounds. Furthermore, any loss or delay in obtaining contracts with such entities may also delay the completion of our clinical trials, regulatory filings and the potential market approval of our potential drug compounds.

     If we fail to compete successfully with respect to partnering, licensing, mergers, acquisitions, joint venture and other collaboration opportunities, we may be limited in our ability to research and develop our potential drug compounds.

     Our competitors compete with us to attract established biotechnology and pharmaceutical companies or organizations for partnering, licensing, mergers, acquisitions, joint ventures or other collaborations. Collaborations include contracting with academic research institutions for the performance of specific scientific testing. If our competitors successfully enter into partnering arrangements or license agreements with academic research institutions, we will then be precluded from pursuing those specific opportunities. Since each of these opportunities is unique, we may not be able to find a substitute. Other companies have already begun many drug development programs, which may target diseases that we are also targeting, and have already entered into partnering and licensing arrangements with academic research institutions, reducing the pool of available opportunities.

     Universities and public and private research institutions also compete with us. While these organizations primarily have educational or basic research objectives, they may develop proprietary technology and acquire patent applications and patents that we may need for the development of our potential drug compounds. We will attempt to license this proprietary technology, if available. These licenses may not be available to us on acceptable terms, if at all. If we are unable to compete successfully with respect to acquisitions, joint venture and other collaboration opportunities, we may be limited in our ability to develop new products.

     The use of any of our products in clinical trials may expose us to liability claims, which may cost us a significant amounts of money to defend against or pay out, causing our business to suffer.

     The nature of our business exposes us to potential liability risks inherent in the testing, manufacturing and marketing of our products. We currently have one drug compound in clinical trials, however, when any of our products enter into clinical trials or become marketed products they could potentially harm people or allegedly harm people and we may be subject to costly and damaging product liability claims. Some of the patients who participate in clinical trials are already ill when they enter a trial or may intentionally or unintentionally fail to meet the exclusion criteria. The waivers we obtain may not be enforceable and may not protect us from liability or the costs of product liability litigation. Although we intend to obtain product liability insurance that we believe is adequate, we are subject to the risk that our insurance will not be sufficient to cover claims. The insurance costs along with the defense or payment of liabilities above the amount of coverage could cost us significant amounts of money and management distraction from other elements of the business, causing our business to suffer.

     The patent positions of biopharmaceutical products are complex and uncertain and we may not be able to protect our patented or other intellectual property. If we cannot protect this property, we may be prevented from using it or our competitors may use it and our business could suffer significant harm. Also, the time and money we spend on acquiring and enforcing patents and other intellectual property will reduce the time and money we have available for our research and development, possibly resulting in a slow down or cessation of our research and development.

     We own patent applications related to our potential drug compounds. However, these patent applications do not ensure the protection of our intellectual property for a number of reasons, including the following:

1.

Competitors may interfere with our patenting process in a variety of ways. Competitors may claim that they invented the claimed invention prior to us. Competitors may also claim that we are infringing their patents and restrict our freedom to operate. Competitors may also contest our patents and patent application, if issued, by showing the patent examiner that the invention was not original, was not novel or was obvious. In litigation, a competitor could claim that our patents and patent application are not valid for a number of reasons. If a court agrees, we would lose that patents or patent application. As a company, we have no meaningful experience with competitors interfering with our patents or patent applications.

2.

Because of the time, money and effort involved in obtaining and enforcing patents, our management may spend less time and resources on developing potential drug compounds than they otherwise would, which could increase our operating expenses and delay product programs.

3.	Issuance of a patent may not provide much practical protection. If we receive a patent with a narrow scope, then it may be easier for competitors to design products that do not infringe our patent(s).

4.	No patents have been issued yet in the United States.

5.

In addition, competitors also seek patent protection for their inventions. Due to the number of patents in our field, we cannot be certain that a final product or process will not infringe on existing patents or that we will not infringe on patents granted in the future. If a patent holder believes our drug compound, its method of manufacture or use, infringes on their patent, the patent holder may sue us even if we have received patent protection for our technology. If sued for patent infringement, we would face a number of issues which could cause a slow down or cessation of our research and development, including the following:

	(a)	Defending a lawsuit takes significant time and can be very expensive.

	(b)	If a court decides that our drug compound, its method of manufacture or use, infringes on the competitor’s patent, we may have to pay substantial damages for past infringement.

(c)

A court may prohibit us from selling or licensing the potential drug compound unless the patent holder licenses the patent to us. The patent holder is not required to grant us a license. If a license is available, we may have to pay substantial royalties or grant cross licenses to our patents.

	(d)	Redesigning our potential drug compounds so that they do not infringe on other patents may not be possible or could require substantial funds and time.

     It is also unclear whether our trade secrets are adequately protected. While we use reasonable efforts to protect our trade secrets, our employees or consultants may unintentionally or willfully disclose our information to competitors. Enforcing a claim that someone illegally obtained and is using our trade secrets, like patent litigation, is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Our competitors may independently develop equivalent knowledge, methods and know-how.

     We may also support and collaborate in research conducted by government organizations, hospitals, universities or other educational institutions. These research partners may be unwilling to grant us any exclusive rights to technology or products derived from these collaborations prior to entering into the relationship.

     If we do not obtain required licenses or rights, we could encounter delays in our product development efforts while we attempt to design around other patents or even be prohibited from developing, manufacturing or selling potential drug compounds requiring these rights or licenses. There is also a risk that disputes may arise as to the rights to technology or potential drug compounds developed in collaboration with other parties.

     Our substantial debt and other financial obligations could impair our financial condition and our ability to fulfill our debt obligations. Any refinancing of this substantial debt could be at significantly higher interest rates.

     As of June 30, 2013, we had total liabilities of $3,556,844 and accumulated deficit of $38,216,467. Our substantial indebtedness and other current financial obligations and any that we may become a party to in the future could:

  impair our ability to obtain financing in the future for working capital, capital expenditures, or general corporate purposes;
  have a material adverse effect on us if we fail to comply with financial and affirmative and restrictive covenants in debt agreements and an event of default occurs as a result of a failure that is not cured or waived;
  require us to dedicate a substantial portion of our cash flow for interest payments on our indebtedness and other financial obligations, thereby reducing the availability of our cash flow to fund working capital and capital expenditures;
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and
  place us at a competitive disadvantage compared to our competitors that have proportionally less debt.

If we are unable to meet our debt service obligations and other financial obligations, we could be forced to restructure or refinance our indebtedness and other financial transactions, seek additional equity capital or sell our assets. We might then be unable to obtain such financing or capital or sell our assets on satisfactory terms, if at all. Any refinancing of our indebtedness could be at significantly higher interest rates, and/or incur significant transaction fees.

Risks Related to our Common Stock

     A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations and would severely dilute existing or future investors if we were to raise funds at lower prices.

     A prolonged decline in the price of our common stock could result in a reduction in our ability to raise capital. Because our operations have been financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations. We believe the following factors could cause the market price of our common stock to continue to fluctuate widely and could cause our common stock to trade at a price below the price at which you purchase your shares of common stock:

  actual or anticipated variations in our quarterly operating results;
  announcements of new services, products, acquisitions or strategic relationships by us or our competitors;
  changes in accounting treatments or principles;
  changes in earnings estimates by securities analysts and in analyst recommendations; and
  general political, economic, regulatory and market conditions.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, could materially adversely affect the market price of our common stock.

     If we issue additional shares of common stock in the future, such as in the case of the LPC Financing, it will result in the dilution of our existing stockholders.

     Our articles of incorporation authorize the issuance of 150,000,000 shares of common stock. Our board of directors has the authority to issue additional shares of common stock up to the authorized capital stated in the articles of incorporation. Our board of directors may choose to issue some or all of such shares of common stock to acquire one or more businesses or to provide additional financing in the future, such as took place with respect to the Financing with LPC as described below. The issuance of any such shares of common stock will result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares of common stock, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our corporation.

     On July 5, 2013, the Company entered into a $10 Million purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company (such transaction, the “Financing”). Pursuant to the Purchase Agreement, LPC initially purchased 250,000 shares of the Company’s common stock for $100,000. The Company has the right, in its sole discretion over a 36-month period, to sell to LPC up to the additional aggregate commitment of $9.9 Million of shares of common stock. There are no upper limits on the per share price that LPC may pay to purchase such common stock. Furthermore, the Company controls the timing and amount of any future sales, if any, of shares of common stock to LPC. LPC has no right to require any sales and is obligated to purchase common stock as directed by the Company. In consideration for entering into the Purchase Agreement, the Company issued to LPC 341,858 shares of common stock as a commitment fee and shall issue up to 133,409 shares pro rata, when and if, LPC purchases at the Company’s discretion the $10 Million aggregate commitment.

     Trading of our common stock may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

     There is currently a limited market for our common stock and the volume of our common stock traded on any day may vary significantly from one period to another. Our common stock is quoted on OTC Market’s OTCQB. Trading in stock quoted on OTC Market’s OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The availability of buyers and sellers represented by this volatility could lead to a market price for our common stock that is unrelated to operating performance. Moreover, OTC Market’s OTCQB is not a stock exchange, and trading of securities quoted on OTC Market’s OTCQB is often more sporadic than the trading of securities listed on a stock exchange like NASDAQ. There is no assurance that a sufficient market will develop in the stock, in which case it could be difficult for our stockholders to resell their stock.

     Our stock is classed as a “penny stock”. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

     Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 (excluding the value of the primary residence of such individuals) or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

     The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

     In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority or FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

     The forward-looking statements contained in this prospectus involve a number of risks and uncertainties, many of which are outside of our control. Factors that could cause actual results to differ materially from projected results include, but are not limited to, those discussed in “Risk Factors” elsewhere in this prospects. Readers are expressly advised to review and consider those Risk Factors, which include risks associated with (1) our ability to successfully conduct clinical and pre-clinical trials for our product candidates, (2) our ability to obtain required regulatory approvals to develop and market our product candidates, (3) our ability to raise additional capital on favorable terms, (4) our ability to execute our development plan on time and on budget, (5) our ability to obtain commercial partners, (6) our ability, whether alone or with commercial partners, to successfully commercialize any of our product candidates that may be approved for sale, and (7) our ability to identify and obtain additional product candidates. Although we believe that the assumptions underlying the forward-looking statements contained in this prospectus are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements will be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Furthermore, past performance in operations and share price is not necessarily indicative of future performance. Except as required by applicable laws including the securities laws of the United States and Canada, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds upon the sale of shares of common stock by the selling stockholders in this offering. However, we will receive the exercise price of any warrants exercised for cash. We estimate that the cash delivered to us from the exercise of the warrants will be up to $$4,803,783. We will retain broad discretion in determining how we will allocate such cash. However, we expect that any such cash will be used to further our business plan of advancing human clinical trials of AVAVEX 2-73 and for general corporate and administrative purposes. Although we have no specific plans for use of such cash as of the date of this prospectus, we believe that approximately 65% of any proceeds received may be used towards our advancing human clinical trials of AVAVEX 2-73 and commercializing our intellectual property, and approximately 35% of any proceeds received may used for our general corporate and administrative activities related to our operations as a reporting public company and related corporate compliance requirements.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market information

     Our common stock is quoted on OTCQB under the symbol “AVXL.”

     The following table shows the quarterly range of high and low bid information for our common stock over the fiscal quarters for the last two fiscal years as quoted on OTCQB. We obtained the following high and low bid information from OTCQB. These over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions. Investors should not rely on historical prices of our common stock as an indication of its future price performance. On August 28, 2013, the closing price of our common stock as reported by OTCQB was $0.63 per share.

Quarter Ended	High	Low
June 30, 2013	$0.83	$0.45
March 31, 2013	$0.81	$0.51
December 31, 2012	$1.12	$.072
September 30, 2012	$1.35	$0.75
June 30, 2012	$1.26	$0.51
March 31, 2012	$1.94	$1.10
December 31, 2011	$1.90	$1.20
September 30, 2011	$2.50	$1.29
June 30, 2011	$3.65	$1.01

Transfer Agent

     Shares of our common stock are issued in registered form. The Nevada Agency and Transfer Company, 50 West Liberty Street, Reno, Nevada (Telephone: (775) 322-0626; Facsimile: (775) 322-5623) is the registrar and transfer agent for shares of our common stock.

Holders of Common Stock

     As of August 28, 2013, there were 94 holders of record of our common stock. As of such date, 37,237,587 shares of our common stock were issued and outstanding.

Dividends

     We have not paid any cash dividends on our common stock and have no intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

Securities Authorized for Issuance under Equity Compensation Plans or Individual Compensation Arrangements

     The following table summarizes certain information regarding our equity compensation plan or individual compensation arrangements as at September 30, 2012:

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,775,000	$2.94	2,225,000
Equity compensation plans not approved by security holders	0	0	0
Total	1,775,000	$2.94	2,225,000

Stock Option Plan

     On April 17, 2007, our directors adopted the 2007 Stock Option Plan. On May 25, 2007, our stockholders ratified and approved the 2007 Stock Option Plan at the annual meeting of stockholders. As of September 30, 2012, our most recent fiscal year end 1,775,000 options had been granted to employees, directors, officers and consultants of our company.

     The purpose of the 2007 Stock Option Plan is to retain the services of valued key employees and consultants of our company and such other persons as will be select in accordance with the 2007 Stock Option Plan, and to encourage such persons to acquire a greater proprietary interest in our company, thereby strengthening their incentive to achieve the objectives of the shareholders of our company, and to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants.

     On February 2, 2011 we amended and restated our 2007 stock option plan to increase the number of shares authorized to be issued under the plan to 4,000,000

Recent Sales of Unregistered Securities

     Since the beginning of our fiscal year that ends September 30, 2013, we have not sold any equity securities that were not registered under the Securities Act of 1933 that were not previously reported in a quarterly report on Form 10-Q or in a current report on Form 8-K.

Purchases of Equity Securities by Our Company and Affiliated Purchasers

     None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our audited consolidated financial statements and notes thereto for the fiscal year ended September 30, 2012, included elsewhere in this prospectus. The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains “forward-looking statements”. Forward-looking statements are generally written in the future tense and/or are preceded by words such as “may,” “should,” “forecast,” “could,” “expect,” “suggest,” “believe,” “anticipate,” “intend,” “plan,” or other similar words. The forward-looking statements contained in this prospectus involve a number of risks and uncertainties, many of which are outside of our control. Factors that could cause actual results to differ materially from projected results include, but are not limited to, those discussed in “Risk Factors” elsewhere in this prospectus. Readers are expressly advised to review and consider those Risk Factors, which include risks associated with (1) our ability to successfully conduct clinical and pre-clinical trials for our product candidates, (2) our ability to obtain required regulatory approvals to develop and market our product candidates, (3) our ability to raise additional capital on favorable terms, (4) our ability to execute our development plan on time and on budget, (5) our ability to obtain commercial partners, (6) our ability, whether alone or with commercial partners, to successfully commercialize any of our product candidates that may be approved for sale, and (7) our ability to identify and obtain additional product candidates. Although we believe that the assumptions underlying the forward-looking statements contained in this prospectus are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements will be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Furthermore, past performance in operations and share price is not necessarily indicative of future performance. Except as required by applicable laws including the securities laws of the United States and Canada, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Our Business

     We are a pharmaceutical company engaged in the development of drug candidates. Our lead compound ANAVEX 2-73 is being developed to treat Alzheimer’s disease through disease modification.

     In pre-clinical studies conducted in France, and in Greece, ANAVEX 2-73 demonstrated anti-amnesic and neuroprotective properties. Based on these pre-clinical studies, we sponsored a Phase 1 single ascending dose study of ANAVEX 2-73 initiated and completed in 2011. This study was conducted in Germany in collaboration with ABX-CRO Advanced Pharmaceutical Services (ABX-CRO). The study indicated that ANAVEX 2-73 was well tolerated by study subjects in doses up to 55mg. As of the end of the period covered by this report, we have not yet continued our clinical trials due to a lack of funding.

     The Company plans to initiate a multiple ascending dose study of ANAVEX 2-73 in the first quarter of fiscal year 2014. Additionally we intend to identify and initiate discussions with potential partners in the next 12 months. Further, we may acquire or develop new intellectual property and assign, license, or otherwise transfer our intellectual property to further our goals.

Results of Operations - Fiscal Year Ended September 30, 2012

     Revenue

     As of September 30, 2012 we had not earned any revenues since our inception on January 23, 2004. We are still in the development stage and do not anticipate earning any revenues until we can establish an alliance with other companies to develop, co-develop, license, acquire or market our products.

Expenses

Our expenses for the fiscal year ended September 30, 2012 and 2011 were as follows:

	Year ended September 30,		Change
	2012	2011	$	%
Accounting and audit fees	$139,761	$158,225	(18,464)	(11.7)
Amortization	1,858	1,657	201	12.1
Bank charges and interest	5,963	8,701	(2,738)	(31.5)
Consulting	1,155,366	2,757,835	(1,602,469)	(58.1)
Insurance	10,844	48,152	(37,308)	(77.5)
Investor relations	108,138	133,805	(25,667)	(19.2)
Legal fees	142,923	140,613	2,310	1.6
Office and miscellaneous	9,147	30,068	(20,921)	(69.6)
Registration and filing fees	26,794	58,878	(32,084)	(54.5)
Rent	-	63,110	(63,110)	(100.0)
Research and development	2,653,860	2,597,279	56,581	2.2
Travel	66,837	182,259	(115,422)	(63.3)
Total expenses	$4,321,491$	$6,180,582	(1,859,091)	(30.1)

     Expenses for the fiscal year ended September 30, 2012 decreased by $1,859,091 over the same period in 2011. The principal contributors to the decrease were:

1.

Consulting fees decreased by $1,602,469 primarily as a result of decreased management infrastructure as well as a decrease in stock based compensation expense from stock options granted and vesting during the period, as compared to fiscal 2011.

2.	Travel expenses decreased by $115,422 as a result of less international corporate travel due to cost saving initiatives in response to our inability to obtain sufficient financing.

3.	Rent expense decreased by $63,110 as a result of our New Jersey office lease expiring in 2011.

Other income

     Other income and (loss) for the year ended September 30, 2012, amounted to $(3,980,214) as compared to a loss of $(1,126,565) for the year ended September 30, 2011. The increase in loss of $(2,853,649) was primarily attributable to

a)

a loss of $3,829,333 resulting from the extinguishment of four promissory notes totaling $1,297,889 recognized in the year ended September 30, 2012 compared with a loss of $198,738 recognized in the same period in 2011 relating to the extinguishment of promissory notes totaling $398,922;

b)

interest expense of $138,341 recognized in the year ended September 30, 2012 as compared to lower interest expense of $90,246 recognized in the year ended September 30, 2011, as a result of the increased debt levels during the current period from the issuance of promissory notes in the fourth quarter of 2011 and the first quarter of 2012;

c)

accretion of debt discount of $98,081 recognized in the year ended September 30, 2012 compared with accretion of $69,419 recognized in the year ended September 30, 2011 in respect of a debt issuance in the third quarter of fiscal 2011.

This increase in loss was also partially offset by:

a)

debt conversion expense of $504,160 recognized in the year ended September 30, 2011 compared with no similar expense for the same period in 2012, as a result of the Company’s adjustment to conversion rates on convertible debt during fiscal 2011;

b)	loss on settlement of accounts payable of $334,053 recognized in the year ended September 30, 2011 with no corresponding loss in the year ended September 30, 2012.

     Liquidity and Capital Resources

     Working Capital

	September 30,	September 30,
	2012	2011
Current Assets	$12,577	$200,605
Current Liabilities	2,888,324	1,345,443
Working Capital Deficiency	$(2,875,747)	$(1,144,838)

     As of September 30, 2012, we had $11,362 in cash, a decrease of $123,340 from September 30, 2011. The principal components of this decrease in cash relate to a loss from operations in excess of cash generated through financing activities from debt and equity issuances. As of September 30, 2012, we had a working capital deficiency of $2,875,747, an increase in deficit of $1,730,909 from September 30, 2011. The principal component of this decrease in working capital deficit was as a result of increased accounts payable and accrued liabilities arising from our inability to obtain sufficient financing to meet these debt obligations.

Results of Operations - Nine Months Ended June 30, 2013

     Revenue

     We have not earned any revenues since our inception on January 23, 2004. We are still in the development stage and do not anticipate earning any revenues until we can establish an alliance with other companies to develop, co-develop, license, acquire or market our products.

     Expenses

     Our expenses for the three and nine months ended June 30, 2013 and 2012 were as follows:

	Three months ended		Nine months ended June
	June 30,		30,
	2013	2012	2013	2012
Accounting and audit fees	$22,368	$24,436	$105,276	118,964
Amortization	-	465	576	1,394
Bank charges and interest	709	1,568	1,908	4,838
Consulting	29,086	230,313	238,898	779,827
Insurance	-	-	-	9,630
Investor relations (recovery)	(2,121)	15,000	31,479	37,638
Legal fees	27,876	21,629	99,774	97,783
Office and miscellaneous	295	2,965	407	8,420
Registration and filing fees	3,375	3,110	18,498	20,759
Research and development	39,021	393,963	166,584	2,540,903
Travel	5,373	4,464	5,560	58,827
Total expenses	$125,982	$697,913	668,960	3,678,983

Three Months Ended June 30, 2013 and 2012

     Expenses for the three months ended June 30, 2013 decreased by $ 571,931 over the same period in 2012.

     Consulting fees decreased by $201,227 from $230,313 for the three months ended June 30, 2012 to $29,086 for the same period in 2013 primarily as a result of decreased management infrastructure and a decrease in stock based compensation as a result of stock options granted in the comparative period.

     Legal fees increased by $6,247 from $21,629 for the three months ended June 30, 2012 to $27,876 for the same period in 2013 primarily as a result of the investigation of intellectual property matters and corporate activities related to financings.

     Research and development charges decreased by $354,942 from $393,963 for the three months ended June 30, 2012 to $39,021 for the same period in 2013 due to the Company’s suspension of clinical trials pending additional financing requirements.

     Investor relations expense decreased by $17,121 from $15,000 for the three months ended June 30, 2012 to a net recovery of $2,121 for the same period in 2013 as a result of the over accrual of estimated expenditures related to investor relations activities in prior periods, resulting in a partial recovery of the accrual in the current period.

     Income and loss

     The aggregate amount in the other income and (expense) for the three month period ended June 30, 2013, amounted to $(25,942) as compared to $(3,844,705) for the comparable three month period ended June 30, 2012. The decrease in expenses is primarily attributable to:

a)

a decrease in interest and financing costs of $23,133 and a decrease in accretion expense of $15,293 as a result of decreased debt levels during the current period as a result of the extinguishment of promissory notes in the third quarter of fiscal 2012; and

b)	a decrease in a loss on extinguishment of debt of $3,829,328 as a result of the loss recognized on the extinguishment of promissory notes in the third quarter of fiscal 2012.

Nine months Ended June 30, 2013 and 2012

     Expenses for the nine months ended June 30, 2013 decreased by $3,010,023 over the same period in 2012.

     Consulting fees decreased by $540,929 from $779,827 for the nine months ended June 30, 2012 to $238,898 for the same period in 2013 primarily as a result of decreased management infrastructure and a decrease in stock based compensation as a result of stock options granted in the comparative period.

     Research and development charges decreased by $2,374,319 from $2,540,903 for the nine months ended June 30, 2012 to $166,584 for the same period in 2013 due to the Company’s suspension of clinical trials pending additional financing requirements.

     Travel expenses decreased by $53,267 from $58,827 for the nine months ended June 30, 2012 to $5,560 for the same period in 2013 as a result of the suspension of corporate travel due to cost saving initiatives.

     Income and loss

     The aggregate amount in the other income and (expense) for the nine month period ended June 30, 2013, amounted to $(42,581) as compared to $(3,945,339) for the comparable nine month period ended June 30, 2012. The decrease in expenses is primarily attributable to:

a)

a decrease in interest and financing costs of $88,834 and a decrease in accretion expense of $98,081 as a result of decreased debt levels during the current period as a result of the extinguishment of promissory notes in the third quarter of fiscal 2012; and

b)	a decrease in a loss on extinguishment of debt of $3,829,328 as a result of the loss recognized on the extinguishment of promissory notes in the third quarter of fiscal 2012

     Change in fair value of derivative liability

     We recognized a change in fair value of derivative liability totaling $0 on derivative financial instruments for the three and nine month periods ended June 30, 2013, as compared to $67,500 for the nine month period in the comparable period. These gains arose as a result of the requirement of generally accepted accounting principles in the United States to re-measure derivatives to their respective fair values each reporting period. The financial instruments giving rise to the derivative liability expired during the year ended September 30, 2012.

     Liquidity and Capital Resources

     Working Capital

	June 30, 2013	September 30, 2012
Current Assets	$3,480	$12,577
Current Liabilities	3,556,844	2,888,324
Working Capital Deficiency	$(3,553,364)	$(2,875,747)

     As of June 30, 2013, we had $1,645 in cash, a decrease of $9,717 from September 30, 2012. The principal reason for this decrease is due to cash used in operations.

     In addition to meeting our current obligations, we anticipate that we will require up to $5,000,000 for the 12 month period ending June 30, 2014 to implement our plan of operation of researching and developing our compounds, and the related patent positions. The majority of our capital resources requirement is needed to complete the next clinical trial for ANAVEX 2-73, and to perform work necessary to prepare for further clinical development. If we do not obtain such financing pursuant to the LPC Financing transaction that we completed subsequent to June 30, 2013 (as described in “Future Financing” below) or are not able to secure additional financing, we will not be able to implement and fund this work.

     Cash Flows

	Nine Month Period Ended
	June 30,
	2013	2012
Cash flows used in operating activities	$(293,065)	$(1,441,007)
Cash flows from financing activities	283,348	1,324,500
Cash flows from investing activities	0	0
Decrease in cash	$(9,717)	$(116,507)

     Cash flow used in operating activities

Our cash used in operating activities for the nine month period ended June 30, 2013 was $293,065 compared to $1,441,007 used in operating activities for the comparative nine month period ended June 30, 2012. The decrease in cash used in operating activities was primarily as a result of the decreased research and development spending in the current period.

     Cash flow provided by financing activities

     Our cash provided by financing activities for the nine month period ended June 30, 2013 was $283,348 from the issuance of promissory notes, compared to $1,324,500 due to cash received from the issuance of common shares in 2012.

     Cash Provided by Investing Activities

     No cash was used in or provided by investing activities for the nine month period ended June 30, 2013 or 2012.

     Going Concern

     At June 30, 2013, we had an accumulated deficit of $38,216,467 since our inception and incurred a net loss of $711,541 for the nine month period ended June 30, 2013. We expect to incur further losses in the development of our business, all of which casts substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern in their report on our annual financial statements for the fiscal year ended September 30, 2012.

Future Financing

     We will require additional financing to fund our planned operations, including further strengthening our patent portfolio, securing licensing or patent rights for other compounds and related technology and any further intellectual property that we may acquire and commencing clinical development.

     On July 5, 2013, the Company entered into a $10 Million purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company (such transaction, the “Financing”). Pursuant to the Purchase Agreement, LPC initially purchased 250,000 shares of the Company’s common stock for $100,000. The Company has the right, in its sole discretion over a 36-month period, to sell to LPC up to the additional aggregate commitment of $9.9 Million of shares of common stock. There are no upper limits on the per share price that LPC may pay to purchase such common stock. Furthermore, the Company controls the timing and amount of any future sales, if any, of shares of common stock to LPC. LPC has no right to require any sales and is obligated to purchase common stock as directed by the Company.

     Other than our rights related to the LPC Financing, there can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we will be forced to delay or scale down some or all of our research and development activities or perhaps even cease the operation of our business.

     Since inception we have funded our operations primarily through equity and debt financings and we expect that we will continue to fund our operations through the equity and debt financing. If we raise additional financing by issuing equity securities, our existing stockholders’ ownership will be diluted. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

     There is no assurance that we will be able to maintain operations at a level sufficient for investors to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Off-Balance Sheet Arrangements

     We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our stockholders.

Application of Critical Accounting Policies

     Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

     We base our assumptions and estimates on historical experience and other sources that we believe to be reasonable at the time. Actual results may vary from our estimates due to changes in circumstances, politics, global economics, general business conditions and other factors. Our significant estimates are related to the valuation of warrants and options.

     There are accounting policies that we believe are significant to the presentation of our financial statements. The most significant of these accounting policies relates to the accounting for our research and development expenses and stock-based compensation expense.

Research and Development Expenses

     Research and developments costs are expensed as incurred. These expenses are comprised of the costs of our proprietary research and development efforts, including salaries, facilities costs, overhead costs and other related expenses as well as costs incurred in connection with third-party collaboration efforts. Milestone payments made by us to third parties are expensed when the specific milestone has been achieved.

     In addition, we incur expenses in respect of the acquisition of intellectual property relating to patents and trademarks. The probability of success and length of time to developing commercial applications of the drugs subject to the acquired patents and trademarks is difficult to determine and numerous risks and uncertainties exist with respect to the timely completion of the development projects. There is no assurance the acquired patents and trademarks will ever be successfully embodied in a commercial product or process. Due to these risks and uncertainties, we expense the acquisition of patents and trademarks.

Stock-based Compensation

     We account for all stock-based payments and awards under the fair value based method.

     Stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until the counterparty performance is complete, and any change therein is recognized over the vesting period of the award and in the same manner as if we had paid cash instead of paying with or using equity based instruments. The cost of the stock-based payments to non-employees that are fully vested and non-forfeitable as at the grant date is measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term.

     We account for the granting of share purchase options to employees using the fair value method whereby all awards to employees will be recorded at fair value on the date of the grant. The fair value of all share purchase options are expensed over their vesting period with a corresponding increase to additional capital surplus. Upon exercise of share purchase options, the consideration paid by the option holder, together with the amount previously recognized in additional capital surplus, is recorded as an increase to share capital.

     We use the Black-Scholes option valuation model to calculate the fair value of share purchase options at the date of the grant. Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in assumptions can materially affect the fair value estimate and therefore the Black-Scholes model does not necessarily provide a reliable single measure of the fair value of our share purchase options.

BUSINESS

Our Current Business

     We are a pharmaceutical company engaged in the development of drug candidates. Our lead compound ANAVEX 2-73 is being developed to treat Alzheimer’s disease through disease modification.

     In pre-clinical studies conducted in France, and in Greece, ANAVEX 2-73 demonstrated anti-amnesic and neuroprotective properties. Based on these pre-clinical studies, we sponsored a Phase 1 single ascending dose study of ANAVEX 2-73 initiated and completed in 2011. This study was conducted in Germany in collaboration with ABX-CRO Advanced Pharmaceutical Services (ABX-CRO). The study indicated that ANAVEX 2-73 was well tolerated by study subjects in doses up to 55mg. As of the end of the period covered by this report, we have not yet continued our clinical trials due to a lack of funding.

     The Company plans to initiate a multiple ascending dose study of ANAVEX 2-73 in the first quarter of fiscal year 2014. Additionally we intend to identify and initiate discussions with potential partners in the next 12 months. Further, we may acquire or develop new intellectual property and assign, license, or otherwise transfer our intellectual property to further our goals.

Our Pipeline

     Our pipeline includes one drug candidate and several compounds in different stages of pre-clinical study.

     Our proprietary SIGMACEPTOR™ Discovery Platform produced small molecule drug candidates with unique modes of action, based on our leading understanding of sigma receptors. Sigma receptors may be targets for therapeutics to combat many human diseases, including Alzheimer’s disease. When bound by the appropriate ligands, sigma receptors influence the functioning of multiple biochemical signals that are involved in the pathogenesis (origin or development) of disease.

     Compounds that have been subjects of our research include the following:

     ANAVEX 2-73

     ANAVEX 2-73 may offer a disease-modifying approach in Alzheimer’s disease (AD) by using ligands that activate sigma-1 receptors.

     In AD animal models, ANAVEX 2-73 has shown pharmacological, histological and behavioural evidence as a potential neuroprotective, anti-amnesic, anti-convulsive and anti-depressive therapeutic agent, due to its potent affinity to sigma-1 receptors and moderate affinities to M1-4 type muscarinic receptors. In addition, ANAVEX 2-73 has shown a potential dual mechanism which may impact both amyloid and tau pathology.

     Based on the results of pre-clinical testing, we initiated and completed a Phase 1 single ascending dose (SAD) clinical trial of ANAVEX 2-73 in 2011. In this Phase 1 SAD trial, the maximum tolerated single dose was defined per protocol as 55-60 mg. This dose is above the equivalent dose shown to have positive effects in mouse models of AD. There were no significant changes in laboratory or electrocardiogram (ECG) parameters. ANAVEX 2-73 was well tolerated below the 55-60 mg dose with only mild adverse events in some subjects. Observed adverse events at doses above the maximum tolerated single dose included headache and dizziness, which were moderate in severity and reversible. These side effects are often seen with drugs that target central nervous system (CNS) conditions, including AD.

The ANAVEX 2-73 Phase 1 SAD trial was conducted as a randomized, placebo-controlled study. Healthy male volunteers between the ages of 18 and 55 received single, ascending oral doses over the course of the trial. Study endpoints included safety and tolerability together with pharmacokinetic parameters. Pharmacokinetics includes the absorption and distribution of a drug, the rate at which a drug enters the blood and the duration of its effect, as well as chemical changes of the substance in the body. This study was conducted in Germany in collaboration with ABX-CRO, a clinical research organization that has conducted several Alzheimer’s disease studies, and the Technical University of Dresden.

     ANAVEX 19-144

     ANAVEX 19-144 is the sole active metabolite of ANAVEX 2-73. Like ANAVEX 2-73, pre-clinical data reveals that ANAVEX 19-144 exhibits significant anti-amnesic, neuroprotective and anticonvulsant properties in a variety of in vitro systems and specialized animal models.

     In animal models, ANAVEX 19-144 controls seizures and the epileptogenesis process. Moreover, its neuroprotective properties may prevent the process that causes long-term damage to tissue and cells as well as biochemical and physiological alterations to the brain from epileptic seizures.

     ANAVEX 1-41

     ANAVEX 1-41 is a sigma-1 agonist. Pre-clinical tests revealed significant neuroprotective benefits (i.e., protects nerve cells from degeneration or death) through the modulation of endoplasmic reticulum, mitochondrial and oxidative stress, which damages and destroys cells and is believed by some scientists to be a primary cause of AD. In addition, in animal models, ANAVEX 1-41 prevented the expression of caspase-3, an enzyme that plays a key role in apoptosis (programmed cell death) and loss of cells in the hippocampus, the part of the brain that regulates learning, emotion and memory. These activities involve both muscarinic and sigma-1 receptor systems through a novel mechanism of action.

     ANAVEX 7-1037

     ANAVEX 7-1037 is designed for the treatment of prostate cancer. It is a low molecular weight, synthetic compound exhibiting high affinity for sigma-1 receptors at nanomolar levels and moderate affinity for sigma-2 receptors and sodium channels at micromolar levels. In advanced pre-clinical studies, this compound revealed antitumor potential with no toxic side effects. It has also been shown to selectively kill human cancer cells without affecting normal/healthy cells and also to significantly suppress tumor growth in immune-deficient mice models.

     Scientific publications describe sigma receptor ligands positively, highlighting the possibility that these ligands may stop tumor growth and induce selective cell death in various tumor cell lines. Sigma receptors are highly expressed in different tumor cell types. Binding by appropriate sigma-1 and/or sigma-2 ligands can induce selective apoptosis. In addition, through tumor cell membrane reorganization and interactions with ion channels, our drug candidates may play an important role in inhibiting the processes of metastasis (spreading of cancer cells from the original site to other parts of the body), angiogenesis (the formation of new blood vessels) and tumor cell proliferation.

     Our compounds are in the pre-clinical and clinical testing stages of development, and there is no guarantee that the activity demonstrated in pre-clinical models will be shown in human testing.

     Our Target Indications

     We have developed compounds with potential application to two broad categories and several specific indications. The two categories are diseases of the central nervous system, and cancer. Specific indications include:

  Alzheimer’s disease – In 2012, 5 million Americans suffered from Alzheimer’s disease. The Alzheimer’s Association® reports that by 2025, 6.7 million Americans will be afflicted by the disease. Medications on the market today treat only the symptoms of AD and do not have the ability to stop its onset or its progression. There is an urgent and unmet need for a disease modifying cure for Alzheimer’s disease.

  Depression - Depression is a major cause of morbidity worldwide according to the World Health Organization (“WHO”). Pharmaceutical treatment for depression is dominated by blockbuster brands, with the leading nine brands accounting for approximately 75% of total sales. However, the dominance of the leading brands is waning, largely due to the effects of patent expiration and generic competition. We believe the worldwide market for pharmaceutical treatment of depression exceeds $11 billion annually.
  Epilepsy - Epilepsy is a common chronic neurological disorder characterized by recurrent unprovoked seizures. These seizures are transient signs and/or symptoms of abnormal, excessive or synchronous neuronal activity in the brain. According to the Centers for Disease Control and Prevention, epilepsy affects 2.2 million Americans. Today, epilepsy is often controlled, but not cured, with medication that is categorized as older traditional anti epileptic drugs and second generation anti epileptic drugs. Because epilepsy afflicts sufferers in different ways, there is a need for drugs used in combination with both traditional anti epileptic drugs and second generations anti epileptic drugs. We believe the American market for pharmaceutical treatment of epilepsy exceeds $12 billion annually.
  Neuropathic Pain – We define neuralgia, or neuropathic pain, as pain that is not related to activation of pain receptor cells in any part of the body. Neuralgia is more difficult to treat than some other types of pain because it does not respond well to normal pain medications. Special medications have become more specific to neuralgia and typically fall under the category of membrane stabilizing drugs or antidepressants. We believe the worldwide market for pharmaceutical treatment of neuropathic pain exceeds $5 billion annually.
  Malignant Melanoma - Predominantly a skin cancer, malignant melanoma can also occur in melanocytes found in the bowel and the eye. Malignant melanoma accounts for 75% of all deaths associated with skin cancer. The treatment includes surgical removal of the tumor, adjuvant treatment, chemo and immunotherapy, or radiation therapy. We believe the worldwide market for the pharmaceutical treatment of malignant melanoma exceeds $200 million annually.
  Prostate Cancer – Specific to men, prostate cancer is a form of cancer that develops in the prostate, a gland in the male reproductive system. The cancer cells may metastasize from the prostate to other parts of the body, particularly the bones and lymph nodes. We believe the worldwide market for the pharmaceutical treatment of prostate cancer exceeds $4 billion annually.
  Pancreatic Cancer - Pancreatic cancer is a malignant neoplasm of the pancreas. In the United States approximately 45,000 new cases of pancreatic cancer will be diagnosed this year and approximately 38,000 patients will die as a result of their cancer. Worldwide market for the pharmaceutical treatment of pancreatic cancer is expected to exceed $1.2 billion by 2015.

Competition

     The pharmaceutical industry is intensely competitive.

     At this time, we view our competition as biomedical development companies that are trying to discover and develop compounds to be used in the treatment of Alzheimer’s disease, and those companies already doing so. Those companies include Prana Biotechnology Limited (NASDAQ:PRAN), Elan Corporation, PLC (NYSE:ELN), Pfizer Inc. (NYSE:PFE), Forest Pharmaceuticals, Inc. (NYSE:FRX), Novartis AG (NYSE:NVS), GlaxoSmithKline Inc. (NYSE:GSK), Merck & Co., Inc. (NYSD:MRK), Ranbaxy Laboratories Limited (BSE:500359) and F. Hoffman-La Roche Ltd. (SIX:ROG).

     Each of our competitors have greater capital resources, larger overall research and development staffs and facilities, and a longer history in drug discovery and development, obtaining regulatory approval, and pharmaceutical product manufacturing and marketing than we do. With these additional resources, our competitors will be able to respond to the rapid and significant technological changes in the biotechnology and pharmaceutical industries faster than we can. Our future success will depend in large part on our ability to acquire funding for our research and development. To continue to acquire funding for our research and development, we will likely have to show progress toward our goals and we will eventually be expected to develop a compound that may result in a transaction with another pharmaceutical company.

     Our research and development is highly speculative and we may never discover or develop any compounds that we are capable of selling.

     Rapid technological development, as well as new scientific developments, and economic circumstances may result in our compounds becoming obsolete before we can recover any of the expenses incurred to develop them.

     Patents, Trademarks and Intellectual Property

     We are pursuing three U.S. patent applications. Two of the three patent applications are drafts based on parent Greek patent applications, and we believe that they face limited patent prospects. There are corresponding international patent filings. The most recent of the three applications was independently drafted and filed July 12, 2013. On this most recent patent application, Anavex is awaiting assignment documents from one of the two named inventors. While this assignment is uncertain, we intend to continue our efforts to obtain the assignment and develop the patent.

     We regard patents and other proprietary technology rights as corporate assets. Accordingly, we attempt to optimize the value of intellectual property in developing our business strategy including the selective development, protection, and exploitation of our intellectual property rights.

     In addition to filings made with intellectual property organizations, we protect our intellectual property and confidential information by means of carefully considered processes of communication and the sharing of information, and by the use of confidentiality and non-disclosure agreements and provisions for the same in contractor’s agreements. While no agreement offers absolute protection, such agreements provide some form of recourse in the event of disclosure, or anticipated disclosure.

     Our patent position, like that of many biomedical companies, is uncertain and involves complex legal and technical questions for which important legal principles are unresolved. We may file additional patent applications in the United States, or in other jurisdictions for further inventions. We may not be successful in obtaining critical claims or in protecting our potential drug compounds or processes. Even if we do obtain patents, they may not adequately protect the technology we own or have licensed. In addition, others may challenge, seek to invalidate, infringe or circumvent any patents we own or license, and rights we receive under those patents may not provide competitive advantages to us. Further, the manufacture, use or sale of our potential drug compounds may infringe the patent rights of others.

     Our success will also depend in part on our ability to commercialize our compounds without infringing the proprietary rights of others. We have not conducted extensive freedom of use patent searches and no assurance can be given that patents do not exist or could not be filed which would have an adverse affect on our ability to market our technology or maintain our competitive position with respect to our technology. If our compounds or other subject matter are claimed under other existing United States or other patents or are otherwise protected by third party proprietary rights, we may be subject to infringement actions. In such event, we may challenge the validity of such patents or other proprietary rights or we may be required to obtain licenses from such companies in order to develop, manufacture or market our technology. There can be no assurances that we would be able to obtain such licenses or that such licenses, if available, could be obtained on commercially reasonable terms. Furthermore, the failure to either develop a commercially viable alternative or obtain such licenses could result in delays in marketing all of our potential drug compounds based on our drug technology or the inability to proceed with the development, manufacture or sale of potential drug compounds requiring such licenses, which could have a material adverse affect on our business, financial condition and results of operations. If we defend ourselves against charges of patent infringement or to protect our proprietary rights against third parties, substantial costs will be incurred regardless of whether we are successful. Such proceedings are typically protracted with no certainty of success. An adverse outcome could subject us to significant liabilities to third parties and force us to curtail or cease our research and development of our technology.

     Government Approval

     Regulation by governmental authorities in the United States and foreign countries is a significant factor in the development, manufacture, and expected marketing of our potential drug compounds and in potential future research and development activities. The nature and extent to which such regulation will apply to us will vary depending on the nature of any potential drug compounds developed. We anticipate that all of our potential drug compounds will require regulatory approval by governmental agencies prior to commercialization.

     In particular, human therapeutic products are subject to rigorous non-clinical and clinical testing and other approval procedures of the FDA and similar regulatory authorities in other countries. Various federal statutes and regulations also govern or influence testing, manufacturing, safety, labeling, storage, and record-keeping related to such products and their marketing. The process of obtaining these approvals and the subsequent compliance with the appropriate federal statutes and regulations requires substantial time and financial resources. Any failure by us or our collaborators to obtain, or any delay in obtaining, regulatory approval could adversely affect the marketing of any potential drug compounds developed by us, our ability to receive product revenues, and our liquidity and capital resources.

     The steps ordinarily required before a new drug may be marketed in the United States, which are similar to steps required in most other countries, include:

  non-clinical laboratory tests, non-clinical studies in animals, formulation studies and the submission to the FDA of an investigational new drug application;
  adequate and well-controlled clinical trials to establish the safety and efficacy of the drug;
  the submission of a new drug application or biologic license application to the FDA; and
  FDA review and approval of the new drug application or biologics license application.

     Non-clinical tests include laboratory evaluation of potential drug compound chemistry, formulation and toxicity, as well as animal studies. The results of non-clinical testing are submitted to the FDA as part of an investigational new drug application. A 30-day waiting period after the filing of each investigational new drug application is required prior to commencement of clinical testing in humans. At any time during the 30-day period or at any time thereafter, the FDA may halt proposed or ongoing clinical trials until the FDA authorizes trials under specified terms. The investigational new drug application process may be extremely costly and substantially delay the development of our potential drug compounds. Moreover, positive results of non-clinical tests will not necessarily indicate positive results in subsequent clinical trials. The FDA may require additional animal testing after an initial investigational new drug application is approved and prior to Phase III trials.

     Clinical trials to support new drug applications are typically conducted in three sequential phases, although the phases may overlap. During Phase I, clinical trials are conducted with a small number of subjects to assess metabolism, pharmacokinetics, and pharmacological actions and safety, including side effects associated with increasing doses. Phase II usually involves studies in a limited patient population to assess the efficacy of the drug in specific, targeted indications; assess dosage tolerance and optimal dosage; and identify possible adverse effects and safety risks.

     If a compound is found to be potentially effective and to have an acceptable safety profile in Phase I and II evaluations, Phase III trials are undertaken to further demonstrate clinical efficacy and to further test for safety within an expanded patient population at geographically dispersed clinical trial sites.

     After successful completion of the required clinical trials, a new drug application is generally submitted. The FDA may request additional information before accepting the new drug application for filing, in which case the new drug application must be resubmitted with the additional information. Once the submission has been accepted for filing, the FDA reviews the new drug application and responds to the applicant. The FDA’s requests for additional information or clarification often significantly extends the review process. The FDA may refer the new drug application to an appropriate advisory committee for review, evaluation, and recommendation as to whether the new drug application should be approved, although the FDA is not bound by the recommendation of an advisory committee.

     Sales outside the United States of potential drug compounds we develop will also be subject to foreign regulatory requirements governing human clinical trials and marketing for drugs. The requirements vary widely from country to country, but typically the registration and approval process takes several years and requires significant resources. In most cases, if the FDA has not approved a potential drug compound for sale in the United States, the potential drug compound may be exported for sale outside of the United States, only if it has been approved in any one of the following: the European Union, Canada, Australia, New Zealand, Japan, Israel, Switzerland and South Africa. There are specific FDA regulations that govern this process.

     We may also become subject to various federal, state, local, and foreign laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices, and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research. We cannot accurately predict the extent of government regulation that might result from future legislation or administrative action.

     Research and Development Expenses

     Historically, a significant portion of our operating expenses has related to research and development. Recently, we have significantly curtailed our spending on research and development. See Item 8 “Financial Statements and Supplementary Data” of this prospectus for costs and expenses related to research and development, and other financial information for fiscal years 2012 and 2011.

     Scientific Advisors

     We are advised by scientists and physicians with experience relevant to our Company and our product candidates. Our advisors have included Alexandre Vamvakides, Ph.D., Tangui Nicolas Maurice, Ph.D., Christopher Missling, Ph.D., Dr. Diego Garzon, Ph.D., Dr. Paul Aisen, Dr. Rachelle Doody, and Dr. Jeffrey Cummings.

     Officers

     One of our directors is engaged as an officer-employee of the Company serving in the capacity of president, secretary, treasurer, chief executive officer and chief financial officer.

     Employees

     We currently have one (1) full-time employee, and we retain several independent contractors on an as-needed basis. We believe that we have good relations with our employees.

     Legal Proceedings

     We are not currently a party to or engaged in any material legal proceedings. However, we may be subject to various claims and legal actions arising in the ordinary course of business from time to time.

MANAGEMENT

Directors and Executive Officers

     Our directors are to be elected at our annual meeting and each director elected is to hold office until his or her successor is elected and qualified. Our board of directors may remove our officers at any time.

Our directors and executive officers, their age, positions held, and duration of such, are as follows:

Name	Position	Age	Date first appointed
Christopher Missling, PhD	Director, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer	47	July 5, 2013
Athanasios Skarpelos	Director	46	January 9, 2013

Business Experience

     The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.

     Christopher Missling, PhD. Christopher Missling has over twenty (20) years of healthcare industry experience in big pharmaceutical, biotech industry and investment banking. Most recently, from March, 2007 until his appointment by the Company, Mr. Missling served as the head of healthcare investment banking at Brimberg & Co. in New York, New York. Also, Mr. Missling served as the Chief Financial Officer of Curis, Inc. (NASDAQ:CRIS) and ImmunoGen, Inc. (NASDAQ:IMGN). Mr. Missling earned his MS and PhD from the University of Munich and an MBA from Northwestern University Kellogg School of Management.

     Athanasios Skarpelos. Athanasios (Tom) Skarpelos is a self-employed investor with 17 years of experience working with private and public companies. For the past 10 years, he has been focused on biotechnology companies involved in drug discovery and drug development projects. Mr. Skarpelos was engaged as a consultant to Anavex Life Sciences for one year effective August 2, 2010. His experience has led to relationships with researchers at academic institutes in Europe and North America. Mr. Skarpelos is a founder of Anavex.

Family Relationships

     There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

     There are no material proceedings to which any director or executive officer or any associate of any such director or officer is a party adverse to our company or has a material interest adverse to our company.

     No director or executive officer has been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and- desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports that they file.

     Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended September 30, 2012, all filing requirements applicable to our officers, directors and greater than 10% percent beneficial owners were complied.

Code of Ethics

     We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted our policy on our website at www.anavex.com.

Audit Committee and Audit Committee Financial Experts

     We have an audit committee, comprised of our two directors. During the fiscal year ended September 30, 2012, our audit committee held 12 meetings. The audit committee represents our board of directors in discharging its responsibility relating to the accounting, reporting and financial practices of our company, and has general responsibility for oversight of internal controls, accounting and audit activities and legal compliance of our company. However, the audit committee’s function is one of oversight only and does not relieve our management of its responsibilities for preparing financial statements which accurately and fairly present our financial results and conditions or the responsibilities of the independent registered public accounting firm relating to the audit or review of financial statements. We do not deem either of our directors as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Athanasios Skarpelos is Chairman of the audit committee.

Nominating and Compensation Committees

     We do not have standing nominating or compensation committees, or committees performing similar functions. Our board of directors believes that it is not necessary to have a standing compensation committee at this time because the functions of such committee are adequately performed by our board of directors. Our board of directors has not adopted a charter for the compensation committee.

     Our board of directors also is of the view that it is appropriate for us not to have a standing nominating committee because our board of directors has performed and is expected to perform adequately the functions of a nominating committee. Our board of directors has not adopted a charter for the nominating committee. There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. Our board of directors does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time because we believe that, at this stage of our development, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level. There are no specific, minimum qualifications that our board of directors believes must be met by a candidate recommended by our board of directors. There is neither a defined, nor a typical process of identifying and evaluating nominees for director.

Executive Compensation

Summary Compensation

The particulars of compensation paid to the following persons:

a)	our principal executive officers;
b)

each of our two most highly compensated executive officers who were serving as executive officers at the end of the fiscal year ended September 30, 2012 who had total compensation exceeding $100,000; and

c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, for our fiscal years ended September 30, 2012 and 2011, are set out in the following summary compensation table:

						Other
						Annual
Name and				Stock	Option	Compen-
Principal		Salary	Bonus	Awards	Awards	sation	Total
Position	Year	($)	($)	($)	($)(1)	($)(2)	($)
Christopher	2012	Nil	Nil	Nil	Nil	Nil	Nil
Missling, PhD(1)	2011	Nil	Nil	Nil	Nil	Nil	Nil

Robert Chisholm(2)	2012	96,217	Nil	Nil	Nil	Nil	96,217
President, Chief Financial Officer and Director	2011	Nil	Nil	Nil	Nil	Nil	Nil
Harvey Lalach(3)	2012	130,000	Nil	75,000	18,600	Nil	223,600
Former President, Former Chief Operating, Former Director	2011	150,000	Nil	Nil	Nil	Nil	150,000
George	2012	42,012	Nil	15,896	33,493	Nil	91,401
Tidmarsh(4)	2011	Nil	Nil	Nil	Nil	Nil	Nil
Former Executive
Director

(1)	Christopher Missling, PhD was appointed as director, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer effective July 5, 2013.

(2)

Robert Chisholm was appointed President and Chief Financial Officer on June 26, 2012. Prior to that date, Mr. Chisholm served as a director to the company. Mr. Chisholm resigned from all of his officer positions and directorship with the Company effective January 9, 2013, and terminated his consulting agreement with the Company

(3)

Harvey Lalach was appointed President and Secretary on April 25, 2006. On August 27, 2011, Mr. Lalach was appointed Chief Operating Officer and on May 13, 2011 he was appointed interim Chief Financial Officer. Mr. Lalach resigned as an officer and director of our company on June 26, 2012.

(4)

George Tidmarsh was appointed as an executive director on October 12, 2011 and received consulting fees and stock option awards in his capacity as Executive Director. Mr. Tidmarsh resigned on March 17, 2012

Consulting Agreements

     Robert Chisholm

     Effective June 26, 2012, Robert Chisholm was appointed President and Chief Financial Officer of the company. Mr. Chisholm was remunerated at the rate of CDN$7,500 per month through a company with which he is associated. Effective January 9, 2013 Mr. Chisholm resigned from his positions as both an officer and a director and his agreement was terminated in connection therewith.

     Harvey Lalach

     We had a consulting agreement dated February 1, 2007 with Harvey Lalach to provide management services to our company for consideration of $7,000 per month. The contract had a two year term, and was extended for an additional two year term expiring January 31, 2011. During the fiscal year ended September 30, 2008, we agreed to increase the compensation of Mr. Lalach to $12,500 per month. Effective February 1, 2011 we entered into a consulting agreement with Mr. Lalach whereby Mr. Lalach agreed to continue to provide management services to our company in return for compensation of $12,500 per month for an additional two years.

     Effective June 26, 2012 Mr. Lalach resigned his positions as both an officer and a director. Mr. Lalach continued to consult for the company until September 30, 2012 and was paid $15,000. In addition, we issued an aggregate of 75,000 shares of our common stock at a deemed value of $1.00 per share to Mr. Lalach for his past services and in final settlement of his Consulting Agreement dated February 1, 2007 and we extended the expiration date to June 30, 2014 of 200,000 stock options held by Mr. Lalach.

     Dr. George Tidmarsh

     Effective October 10, 2011 we entered into a consulting agreement with Dr. Tidmarsh to act as our executive director for the following consideration:

a)	a monthly consulting fee of $10,000;
b)	500,000 Share purchase options exercisable at $1.50 per option share until October 10, 2016 (subject to certain vesting provisions);
c)	reimbursement of all reasonable expenditures.

     On February 9, 2012 we issued an aggregate of 8,000 units of our securities at a price of $1.25 per unit to George Tidmarsh, a former director of our company, for his services during the month of January, 2012. Each unit consisted of one share of our common stock and one-half of one share purchase warrant. Each whole warrant is exercisable at $2.00 for one share of common stock for a period of 12 months.

     On March 18, 2012 Dr. Tidmarsh delivered notice to us of his resignation as both an officer and a director. On March 21, 2012, Dr. Tidmarsh withdrew his original notice, and issued an amended notice of resignation.

Outstanding Equity Awards at Fiscal Year-End

     The following table sets forth for each named executive officer and director certain information concerning the outstanding equity awards as of September 30, 2012.

Option Awards						Stock Awards
Name	Number of Securities Underlying Exercisable Options (#)	Number of Securities Underlying Unexercisable Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Christopher	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Missling

Athanasios	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Skarpelos
Robert	Nil	Nil	Nil	N/A	N/A	Nil	N/A	Nil	N/A
Chisholm

Sean Lowry	150,000	Nil	Nil	3.72	Feb 24, 2016	Nil	N/A	Nil	N/A
Harvey	150,000	Nil	Nil	3.10	June 30, 2014	Nil	N/A	Nil	N/A
Lalach	50,000	Nil	Nil	3.50	June 30, 2014
George	Nil	Nil	Nil	N/A	N/A	Nil	N/A	Nil	N/A
Tidmarsh

     We have not adopted any other equity compensation plan other than our 2007 Stock Option Plan.

Compensation of Directors

     The table below shows the compensation of our directors who were not our named executive officers for the fiscal year ended September 30, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan CompensationC ($)	Nonqualified Deferred ompensation Earnings ($)	All Other Compensation ($)	Total ($)
Sean Lowry (1)	95,000	Nil	Nil	Nil	Nil	Nil	95,000

(1)	Sean Lowry was paid a fee for his service as chairman of the company’s audit committee. Mr. Lowry resigned as a director on January 9, 2013.

     We reimburse our directors for expenses incurred in connection with attending board meetings.

     During the fiscal year ended September 30, 2012, there were no standard arrangements pursuant to which any of our directors were compensated for services provided in their capacity as directors.

     We currently have no formal plan for compensating our directors for their services in their capacity as directors, although we may elect to issue stock options to such persons in the future. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Retirement or Similar Benefit Plans

     There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

     Our agreement with Christopher Missling, PhD contains provisions regarding the Company’s obligations to Mr. Missling upon his termination and upon a change of control. In the event of a change of control, as such term is defined in the employment agreement, all of the restricted stock granted to Mr. Missling shall vest. Depending on the nature of the termination of Mr. Missling’s services, certain of his salary, bonus and granted securities shall vest in the amounts at such time as set forth in the agreement. A copy of the employment agreement is set forth in its entirety as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2013.

Missling Agreement

     In connection with Mr. Missling’s appointment as Chief Executive Officer, the Company and Mr. Missling entered into an employment agreement commencing on July 5, 2013 and ending on July 5, 2016, whereby: (a) the Company shall pay to Mr. Missling an initial monthly base salary of $20,000 with Mr. Missling being eligible for bonuses and salary increases; (b) Mr. Missling shall receive a sign-on stock option grant; (c) Mr. Missling shall receive a restricted stock grant subject to certain vesting milestones; (d) Mr. Missling shall be able to participate in the Company’s employee benefit plans; and (e) the Company agreed to indemnify Mr. Missling in connection with his provision of services to the Company.

Security Ownership of Certain Beneficial Owners and Management
and Related Stockholder Matters

     The following table sets forth, as of August 28, 2013, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and our named executive officers and by our current directors and executive officers as a group. We have determined the number and percentage of shares beneficially owned by such person in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This information does not necessarily indicate beneficial ownership for any other purpose.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class [1]
Common Stock	Athanasios Skarpelos 2, Place du Port Geneva, Switzerland CH 1204	6,725,832 (Direct)	18.06%
Common Stock	Christopher Missling 51 W 52nd Street, 7th floor New York, NY 10019	6,000,000[2]	16.11%
	Directors & Executive Officers as a group (2 persons)	12,725,832	34.17%
Common Stock	Euro Genet Labs S.A. 27 marathonos Avenue	2,771,265 (Direct)	7.44%

15351 Pallini Athens, Greece
Common Stock	The Stone Hedge Ltd. Maritime House Frederick Street Nassau, Bahamas	2,306,179 (Direct)	6.19%

1 Percentage of ownership is based on 37,237,587 shares of our common stock issued and outstanding as of August 28, 2013. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

2 Includes 2,000,000 stock options that have vested, and 4,000,000 shares of restricted common stock that vest pursuant to the achievement of certain objectives.

Changes in Control

     We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

Certain Relationships and Related Transactions, and Director Independence

Transactions with related persons

     Except that prior to his appointment as an officer and director of the Company, Christopher Missling, PhD was employed by the Company’s financial advisor and placement agent that participated in the Private Placement, there has been no transaction, since October 1, 2011, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest.

i.	any director or executive officer of our Company;

ii.	any beneficial owner of shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; and

iii.	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

Compensation of Named Executive Officers and Directors

     For information regarding compensation of named executive officers and directors, please see “Executive Compensation.”

Director Independence

     We deem that Christopher Missling, PhD is not independent as that term is defined by NASDAQ 5605(a)(2) because Mr. Missling serves as our President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer. We have also determined that Athanasios Skarpelos is not independent.

THE PRIVATE PLACEMENT

     On July 5, 2013, we completed the closing of a private placement offering issuing units at a price of $0.40 per unit and debt/liability conversions (the “Conversions”) pursuant to which the Company satisfied certain of its outstanding debt by issuing units in exchange for such debt (collectively, the “Private Placement”). Each unit consisted of one share of the Company’s common stock and one common stock purchase warrant (a “Warrant”). Each Warrant entitles the holder thereof to purchase shares of common stock at a price of $0.75 per share for a period of five (5) years from the date of the Warrant’s issuance. As such we could receive up to $4,803,783 from the selling stockholders pursuant to them exercising the Warrants. To affect the Private Placement, the Company entered into securities purchase agreements with certain of the participating investors (each, an “SPA”) and entered into exchange agreements with each of the debt holders (each, an “Exchange Agreement”). At the closing of the Private Placement, the Company issued 6,405,043 units to the selling stockholders for aggregate gross proceeds and debt conversion totaling $2,562,017. Also on July 5, 2013, we entered into a registration rights agreements, or the Registration Rights Agreements, with the selling stockholders, pursuant to which we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock and shares underlying the warrants that were issued to the selling stockholders under the SPAs and Exchange Agreements.

SELLING STOCKHOLDERS

     This prospectus relates to the possible resale by the selling stockholders of shares of common stock that have been issued to the selling stockholders and that may be issued to them pursuant to exercise of the Warrants. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreements, in which we agreed to provide certain registration rights with respect to resales by the selling stockholders of such shares of our common stock.

     The selling stockholders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have issued to them or may issue to them pursuant to the exercise of the Warrants. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the resale of any of the shares.

     The following table presents information regarding the selling stockholders and the shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholders, and reflects their holdings as of August 28, 2013. Neither the selling stockholders nor any of their affiliates have held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. As used in this prospectus, the term “selling stockholders” includes those persons listed in the table below and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from any selling stockholder as a gift, pledge or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 37,237,587 shares of our common stock actually outstanding as of August 28, 2013.

			Shares to be Sold in
		Percentage of	this Offering	Percentage of
		Outstanding	Assuming The	Outstanding
	Shares	Shares	Company issues the	Shares
	Beneficially	Beneficially	Maximum Number of	Beneficially
	Owned Before	Owned Before	Shares Under	Owned After
Selling Stockholder	this Offering(2)	this Offering	Warrants(2)	this Offering
Akira International Limited	1,034,630	2.78%	1,034,630	*
ALB Private Investments LLC	200,000	0.54%	200,000	*
Anthony Low-Beer	200,000	0.54%	200,000	*
Brimberg Biotech Fund	250,000	0.67%	250,000	*
Bryton Associates Ltd.	1,000,000	2.69%	1,000,000	*
Capo & Co. International Ltd.	100,000	0.27%	100,000	*
Cinelli Holdings Inc.	1,326,164	3.56%	1,326,164	*
David Nikodem	125,000	0.34%	125,000	*
Edward Nersessian Profit Sharing Plan	125,000	0.34%	125,000	*
Euro Genet Labs S.A. (1)	2,771,265	7.44%%	5,542,530	*
Felix JF Herth	92,266	0.25%	92,266	*
Harald Dremel	309,494	0.83%	253,494	*
Helen Esposito	75,000	0.20%	75,000	*
Maida Chicon	50,000	0.13%	50,000	*
Mireille Gousseland	100,000	0.27%	100,000	*
Phaethon Psychis	327,068	0.88%	261,002	*
Phylis M. Esposito	150,000	0.40%	150,000	*
Sabattus Trade Company, S.A.	1,800,000	4.83%	1,800,000	*
The Thunen Family Trust, Dated 10/04/05	125,000	0.34%	125,000	*

* Less than 1%

(1)

The warrants held by the selling stockholder contain a conversion cap whereby the selling stockholder cannot exceed a beneficial ownership of 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of this warrant.

(2)	Includes shares of common stock owned directly, as well as shares issuable upon exercise of the Warrants.

DESCRIPTION OF SECURITIES

     We are authorized to issue 150,000,000 shares of common stock with a par value of $0.001. As at August 28, 2013 we had 37,237,587 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

     Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Nevada Anti-Takeover Law and Charter and Bylaws Provisions

     Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more shareholders, at least 100 of whom are shareholders of record and residents of the State of Nevada; and do business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our Company.

     There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

OTC Markets (OTCQB) Quotation

     Our common stock is quoted on the OTC Markets (OTCQB) under the trading symbol “AVXL.”

PLAN OF DISTRIBUTION

     We are registering the shares of common stock previously issued to the selling stockholders and issuable upon exercise of the Warrants to permit the resale of these shares of common stock by the holders of the common stock and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. However, we will receive the exercise price of any Warrants exercised for cash. To the extent that we receive cash upon exercise of any Warrants, we expect to use that cash as described in the section entitled “Use of Proceeds.” We will bear all fees and expenses incident to our obligation to register the shares of common stock.

     The common stock offered by this prospectus is being offered by the selling stockholders. The common stock may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods:

  ordinary brokers’ transactions;

  transactions involving cross or block trades;

  through brokers, dealers, or underwriters who may act solely as agents

  “at the market” into an existing market for the common stock;

  in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
  in privately negotiated transactions; or

  any combination of the foregoing.

     In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

     The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act. We know of no existing arrangements between the selling stockholders or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. We will pay the expenses incident to the registration, offering, and sale of the shares to the selling stockholders.

     Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor the selling stockholders can presently estimate the amount of compensation that any agent will receive.

     The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

     This offering will terminate on the date that all shares offered by this prospectus have been sold by the selling stockholders or may be sold by the selling stockholders without restriction under Rule 144(b)(1)(i) under the Securities Act.

     Our common stock is quoted on the OTCQB under the symbol “AVXL”.

LEGAL MATTERS

     The validity of the securities being offered by this prospectus has been passed upon for us by Burton Bartlett & Glogovac, Reno, Nevada.

EXPERTS

     BDO Canada LLP, our independent registered public accounting firm, has audited our balance sheets as of September 30, 2012 and 2011 and the related statements of operations, changes in captials deficit and cash flows for the years then ended and for the period from our inception through September 30, 2012. We have included our financial statements in this prospectus and elsewhere in the registration statement of which it is a part in reliance on BDO Canada LLP report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

     We file periodic reports under the Securities Exchange Act of 1934, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

     We make available free of charge on or through our internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ANAVEX LIFE SCIENCES CORP.

FINANCIAL STATEMENTS

(i)

ANAVEX LIFE SCIENCES CORP.

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012 and 2011

(Stated in US Dollars)

Tel: 604 688 5421	BDO Canada LLP
Fax: 604 688 5132	600 Cathedral Place
www.bdo.ca	925 West Georgia Street
Vancouver BC V6C 3L2 Canada

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders,
Anavex Life Sciences Corp.
(a Development Stage Company)

We have audited the accompanying consolidated balance sheets of Anavex Life Sciences Corp. (the “Company”) as of September 30, 2012 and 2011, and the related consolidated statements of operations, cash flows and changes in capital deficit for the years then ended and for the period from January 23, 2004 (date of inception) to September 30, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Anavex Life Sciences Corp. at September 30, 2012 and 2011, and the results of its operations and its cash flows for the years then ended and for the period from January 23, 2004 (date of inception) to September 30, 2012, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had an accumulated deficit of $37,504,926 at September 30, 2012 and incurred a net loss of $8,301,705 for the year then ended. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Canada LLP

Chartered Accountants

Vancouver, Canada

December 28, 2012

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
September 30, 2012 and 2011
(Stated in US Dollars)

ASSETS
	2012	2011

Current
Cash	$11,362	$134,702
VAT recoverable	-	809
Deferred financing charge - Note 5	1,215	55,464
Prepaid expenses	-	9,630
	12,577	200,605
Equipment - Note 3	576	2,434
	$13,153	$203,039

LIABILITIES

Current
Accounts payable and accrued liabilities - Note 7	$2,589,324	$410,024
Derivative liability - Note 4	-	67,500
Promissory notes payable - Note 5	299,000	867,919
	2,888,324	1,345,443

CAPITAL DEFICIT

Capital stock - Note 6
Authorized: 150,000,000 common shares, par value $0.001 per share Issued and outstanding: 30,240,687 common shares (2011 - 26,571,574)	30,241	26,572
Additional paid-in capital	34,599,514	28,034,245
Deficit accumulated during the development stage	(37,504,926)	(29,203,221)
	(2,875,171)	(1,142,404)
	$13,153	$203,039

Basis of Presentation and Liquidity - Note 1

SEE ACCOMPANYING NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended September 30, 2012 and 2011
and for the period from January 23, 2004 (Date of Inception) to September 30, 2012
(Stated in US Dollars)

			January 23, 2004
	Years ended September 30,		(Date of Inception) to
	2012	2011	September 30, 2012
Expenses
Accounting and audit fees	$139,761	$158,225	$662,114
Amortization and depreciation	1,858	1,657	5,055
Bank charges and interest	5,963	8,701	42,307
Consulting fees - Note 7 and 8	1,155,366	2,757,835	11,744,091
Insurance	10,844	48,152	58,996
Investor relations	108,138	133,805	831,707
Legal fees	142,923	140,613	670,025
Management fees	-	-	14,625
Office and miscellaneous	9,147	30,068	147,684
Registration and filing fees	26,794	58,878	154,398
Rent and administration	-	63,110	224,670
Research and development - Note 8	2,653,860	2,597,279	12,558,949
Travel	66,837	182,259	741,155
Website design and maintenance	-	-	28,417

Loss before other income (expenses)	(4,321,491)	(6,180,582)	(27,884,193)

Other income (expenses)
Interest and financing fees	(138,341)	(90,246)	(626,021)
Accretion of debt discount - Note 5	(98,081)	(69,419)	(2,174,661)
Change in fair value of derivative liability - Note 4	67,500	100,000	(463,274)
Debt conversion expense	-	(504,160)	(504,160)
Loss on settlement of accounts payable	-	(334,053)	(778,053)
Loss on extinguishment of debt	(3,829,333)	(198,738)	(4,515,540)
Foreign exchange gain (loss)	18,041	(29,949)	(8,220)

Net loss for the period	$(8,301,705)	$(7,307,147)	$(36,954,122)

Basic and diluted loss per share	$(0.29)	$(0.29)

Weighted average number of shares outstanding	28,168,784	25,169,065

SEE ACCOMPANYING NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended September 30, 2012 and 2011
and for the period from January 23, 2004 (Date of Inception) to September 30, 2012
(Stated in US Dollars)

			January 23, 2004
	Years ended September 30,		(Date of Inception) to
	2012	2011	September 30, 2012

Cash Flows used in Operating Activities
Net loss for the period	$(8,301,705)	$(7,307,147)	$(36,954,122)
Adjustments to reconcile net loss to net cash used in operations:
Amortization and depreciation	1,858	1,657	5,055
Accretion of debt discount	98,081	69,419	2,174,661
Stock-based compensation	302,208	1,273,162	4,842,547
Amortization of deferred financing charge	62,399	44,536	162,712
Change in fair value of derivative liability	(67,500)	(100,000)	463,274
Consulting expense recorded in exchange for shares to be issued	-	-	236,337
Common shares issued for consulting expenses	15,895	-	406,405
Promissory note issued for severance	-	-	71,500
Common shares issued for severance	75,000	-	415,600
Common shares issued for research and development expenses	-	-	800,000
Management fees contributed	-	-	14,625
Debt conversion expense	-	504,160	504,160
Loss on settlement of accounts payable	-	334,053	778,053
Loss on extinguishment of debt	3,829,333	198,738	4,515,540
Rent contributed	-	-	3,750
Changes in non-cash working capital balances related to operations:			-
VAT recoverable	809	37,011	-
Prepaid expenses	9,630	13,639	-
Accounts payable and accrued liabilities	2,281,052	1,129,293	5,772,548
Net cash used in operating activities	(1,692,940)	(3,801,479)	(15,787,355)

Cash Flows provided by Financing Activities
Issuance of common shares, net of share issue costs	996,250	3,021,512	10,246,833
Share subscriptions received	-	(100,000)	-
Proceeds from promissory notes	581,500	750,000	5,399,000
Deferred financing fee	(8,150)	-	(108,150)
Repayment of promissory note	-	-	(100,000)
Due to related parties	-	-	33,665
Shareholder advances	-	-	333,000
Net cash provided by financing activities	1,569,600	3,671,512	15,804,348

Cash Flows used in Investing Activities
Acquisition of equipment	-	-	(5,631)
Net cash used in investing activities	-	-	(5,631)

Increase (decrease) in cash during the period	(123,340)	(129,967)	11,362
Cash, beginning of period	134,702	264,669	-
Cash, end of period	$11,362	$134,702	$11,362

Supplemental Cash Flow Information - Note 10

SEE ACCOMPANYING NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN CAPITAL DEFICIT
for the period from January 23, 2004 (Date of Inception) to September 30, 2012
(Stated in US Dollars)

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Capital stock issued for cash on January 23, 2004 - at $0.0033	12,000,000	$12,000	$28,000	$-	$-	$40,000
Net loss from January 23, 2004 to September 30, 2004	-	-	-	-	(14,395)	(14,395)

Balance, September 30, 2004	12,000,000	12,000	28,000	-	(14,395)	25,605
Capital stock issued for cash on December 31, 2004 - at $0.0033	7,200,000	7,200	16,800	-	-	24,000
Management fees contributed	-	-	13,000	-	-	13,000
Rent contributed	-	-	3,000	-	-	3,000
Net loss for the year	-	-	-	-	(91,625)	(91,625)

Balance, September 30, 2005	19,200,000	19,200	60,800	-	(106,020)	(26,020)
Management fees contributed	-	-	1,625	-	-	1,625
Rent contributed	-	-	750	-	-	750
Debt forgiven by directors	-	-	33,666	-	-	33,666
Net loss for the year	-	-	-	-	(25,532)	(25,532)

Balance, September 30, 2006	19,200,000	19,200	96,841	-	(131,552)	(15,511)
Capital stock issued for research and development services on September 24, 2007 - at $3.60	222,222	222	799,778	-	-	800,000
Capital stock issued for settlement of loan payable on September 25, 2007 - at $3.60	92,500	93	332,907	-	-	333,000
Net loss for the year	-	-	-	-	(1,579,993)	(1,579,993)

Balance, September 30, 2007	19,514,722	$19,515	$1,229,526	$-	$(1,711,545)	$(462,504)

SEE ACCOMPANYING NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN CAPITAL DEFICIT
for the period from January 23, 2004 (Date of Inception) to September 30, 2012
(Stated in US Dollars)

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2007 - brought forward	19,514,722	$19,515	$1,229,526	$-	$(1,711,545)	$(462,504)
Capital stock issued for cash on December 10, 2007 - at $3.50	150,000	150	524,850	-	-	525,000
Capital stock issued for consulting services on December 18, 2007 - at $3.86	50,000	50	192,950	-	-	193,000
Capital stock issued in settlement of debt on December 18, 2007 - at $4.50	10,000	10	44,990	-	-	45,000
Stock-based compensation for shares issued at a discount	-	-	65,000	-	-	65,000
Capital stock issued for severance on May 15, 2008 - at $5.24	65,000	65	340,535	-	-	340,600
Common shares to be issued for consulting services	-	-	-	252,599	-	252,599
Common stock issued for consulting services on August 19, 2008 - at $5.07	25,000	25	126,725	(126,750)	-	-
Capital stock issued for cash on August 19, 2008 - at $4.25	142,698	142	606,325	-	-	606,467
Stock-based compensation	-	-	1,493,937	-	-	1,493,937
Net loss for the year	-	-	-	-	(5,351,269)	(5,351,269)

Balance, September 30, 2008	19,957,420	$19,957	$4,624,838	$125,849	$(7,062,814)	$(2,292,170)

SEE ACCOMPANYING NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN CAPITAL DEFICIT
for the period from January 23, 2004 (Date of Inception) to September 30, 2012
(Stated in US Dollars)

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2008 - brought forward	19,957,420	$19,957	$4,624,838	$125,849	$(7,062,814)	$(2,292,170)
Stock-based compensation	-	-	812,336	-	-	812,336
Capital stock issued for consulting services on November 20, 2008 - $2.63	25,000	25	65,725	(65,750)	-	-
Capital stock issued for consulting services on February 20, 2009 - $2.50	25,000	25	62,475	(62,500)	-	-
Capital stock issued for cash on March 6, 2009 - at $2.25	89,148	89	200,494	-	-	200,583
Capital stock issued for consulting services on March 20, 2009 - at $2.00	2,500	3	4,997	-	-	5,000
Capital stock issued for cash on March 20, 2009 - at $2.25	10,800	11	24,289	-	-	24,300
Capital stock issued for cash on June 11, 2009 - at $2.25	36,000	36	80,964	-	-	81,000
Capital stock issued for services on June 11, 2009 - at $2.25	29,227	29	65,731	-	-	65,760
Capital stock issued for cash on June 19, 2009 - at $2.25	495,556	496	1,114,504	-	-	1,115,000
Capital stock issued for finders' fees on June 26, 2009 - at $2.51	22,222	22	55,755	-	-	55,777
Shares to be issued for consulting services - Note 8	-	-	-	236,337	-	236,337
Capital stock issued for cash on August 19, 2009 - at $2.25	128,888	129	289,869	-	-	289,998
Less: Finders fees			(72,850)	-	-	(72,850)
Beneficial conversion features on convertible debt issuances	-	-	333,056	-	-	333,056
Extinguishment of debt	-	-	487,469	-	-	487,469
Cancellation of common shares	(75,000)	(75)	234,011	(233,936)	-	-
Share subscriptions received	-	-	-	300,000	-	300,000
Net loss for the year	-	-	-	-	(5,499,419)	(5,499,419)

Balance, September 30, 2009	20,746,761	$20,747	$8,383,663	$300,000	$(12,562,233)	$(3,857,823)

SEE ACCOMPANYING NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN CAPITAL DEFICIT
for the period from January 23, 2004 (Date of Inception) to September 30, 2012
(Stated in US Dollars)

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2009 - brought forward	20,746,761	$20,747	$8,383,663	$300,000	$(12,562,233)	$(3,857,823)
Cumulative effect of accounting changes	-	-	(333,056)	-	(550,804)	(883,860)
Capital stock issued for cash on October 2, 2009 - at $2.25	266,666	267	599,733	(300,000)	-	300,000
Capital stock issued in settlement of promissory note on February 2, 2010 - at $2.02	49,505	49	99,951	-	-	100,000
Capital stock issued for cash on April 9, 2010 - at $2.60	92,499	93	240,405	-	-	240,498
Capital stock issued in settlement of debt on April 30, 2010 - at $2.85	9,825	9	27,991	-	-	28,000
Finders' fees paid in cash	-	-	(24,050)	-	-	(24,050)
Capital stock issued for cash on June 29, 2010 - at $2.50	941,000	941	2,351,559	-	-	2,352,500
Finders' fees paid in cash	-	-	(206,500)	-	-	(206,500)
Capital stock issued in settlement of debt on July 5, 2010 - at $2.50	400,000	400	999,600	-	-	1,000,000
Capital stock issued for cash on September 3, 2010 - at $2.75	163,000	163	448,087	-	-	448,250
Capital stock issued for finders' fees on September 3, 2010 - at $2.75	9,000	9	(9)	-	-	-
Finders' fees paid in cash	-	-	(15,125)	-	-	(15,125)
Shares issud on conversion of promissory note on September 30, 2010 - at	328,058	328	737,802	-	-	738,130
Shares issud on conversion of promissory note on September 30, 2010 - at	510,638	511	1,199,489	-	-	1,200,000
Reclassification of dervative liability on modification of note terms	-	-	3,144,520	-	-	3,144,520
Settlement of accounts payable	-	-	444,000	-	-	444,000
Stock-based compensation	-	-	770,055	-	-	770,055
Equity component of convertible promissory note	-	-	44,220	-	-	44,220
Net loss for the year	-	-	-	-	(8,783,037)	(8,783,037)

Balance, September 30, 2010	23,516,952	$23,517	$18,912,335	$-	$(21,896,074)	$(2,960,222)

SEE ACCOMPANYING NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN CAPITAL DEFICIT
for the period from January 23, 2004 (Date of Inception) to September 30, 2012
(Stated in US Dollars)

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2010 - brought forward	23,516,952	$23,517	$18,912,335	$-	$(21,896,074)	$(2,960,222)
Capital stock issued for cash on November 18, 2010 - at $2.75	393,846	393	1,082,682	-	-	1,083,075
Less: Share Issue costs	-	-	(65,363)	-	-	(65,363)
Capital stock issued for finders' fees on November 18, 2010 - at $2.75	3,636	4	(4)	-	-	-
Shares issued on the conversion of promissory note on November 18, 2010 - at $2.25	853,075	853	1,918,565	-	-	1,919,418
Debt conversion expense	-	-	504,160	-	-	504,160
Shares issued on the conversion of a promissory note on November 18, 2010 - at $4.12	145,063	145	597,515	-	-	597,660
Capital stock issued in settlement of debt on November 18, 2010 - at $4.12	181,818	182	748,908	-	-	749,090
Capital stock issued for cash on November 25, 2010 - at $3.35	29,851	30	99,970	-	-	100,000
Capital stock issued for finders' fees on on November 25, 2010 - at $3.35	2,985	3	(3)	-	-	-
Capital stock issued for cash on February 1, 2011 - at $3.75	61,014	61	228,739	-	-	228,800
Capital stock issued for cash on May 3, 2011 - at $3.00	33,334	34	99,966	-	-	100,000
Capital stock issued on exercise of warrants for cash on June 19, 2011 - at $2.25	700,000	700	1,574,300	-	-	1,575,000
Equity units issued in settlement of an account payable on September 28, 2011	650,000	650	1,059,313			1,059,963
Stock-based compensation	-	-	1,273,162	-	-	1,273,162
Net loss for the period	-	-	-	-	(7,307,147)	(7,307,147)

Balance, September 30, 2011	26,571,574	$26,572	$28,034,245	$-	$(29,203,221)	$(1,142,404)

SEE ACCOMPANYING NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN CAPITAL DEFICIT
for the period from January 23, 2004 (Date of Inception) to September 30, 2012
(Stated in US Dollars)

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2011 - brought forward	26,571,574	$26,572	$28,034,245	$-	$(29,203,221)	$(1,142,404)
Capital stock issued for cash on December 6, 2011 - at $1.25	615,600	616	768,884	-	-	769,500
Less: Share Issue costs	-	-	(77,000)	-	-	(77,000)
Capital stock issued for cash on February 9, 2012 - at $1.25	270,000	270	337,230	-	-	337,500
Less: Share Issue costs	-	-	(33,750)	-	-	(33,750)
Equity units issued for services on February 9, 2012 - at $1.99	8,000	8	15,888	-	-	15,896
Equity units issued for settlement of loans payable on May 31, 2012 - Note 5	2,700,513	2,700	5,176,884	-	-	5,179,584
Capital stock issued for services on July 12, 2012 - at $1.00	75,000	75	74,925	-	-	75,000
Stock-based compensation - Note 8	-	-	302,208	-	-	302,208
Net loss for the period	-	-	-	-	(8,301,705)	(8,301,705)

Balance, September 30, 2012	30,240,687	$30,241	$34,599,514	$-	$(37,504,926)	$(2,875,171)

SEE ACCOMPANYING NOTES

ANAVEX LIFE SCIENCES CORP.

(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2012 and 2011
(Stated in US Dollars)

Note 1	Business Description, Basis of Presentation and Liquidity

Business

Anavex Life Sciences is a pharmaceutical company engaged in the development of drug candidates. Our lead compound ANAVEX 2-73, developed to treat Alzheimer’s disease through disease modification, is in human clinical trials.

In pre-clinical studies conducted in France, and in Greece ANAVEX 2-73 demonstrated anti-amnesic and neuroprotective properties.

Based on these preclinical studies, Anavex sponsored a Phase 1 single ascending dose study of ANAVEX 2-73 initiated and completed in 2011. This study was conducted in Germany in collaboration with ABX-CRO Advanced Pharmaceutical Services. The study indicated that ANAVEX 2-73 was well tolerated by study subjects in doses up to 55mg.

Due principally to Anavex’ inability to obtain sufficient funding to support operations and development of our pipeline, it has been unable to attract and retain executive management that is experienced in leading a development stage pharmaceutical company. For this reason, the company is deferring research into drug candidates until expert management evaluates the company’s progress and determines an appropriate course of action, and there is capital to effect management’s plan of action.

In considering several different means of accomplishing Anavex’ goal of commercializing a treatment for Alzheimer’s disease, its officers and directors have determined that pursuing a strategic relationship with a partner, partners, or an acquirer with capable management and sufficient capital to sponsor trials is the company’s best course of action at this time. Further, Anavex may acquire or develop new intellectual property and assign, license, or otherwise transfer its intellectual property to further its plan.

Basis of Presentation and Liquidity

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and the instructions to Form 10-K.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 2

Note 1	Business Description, Basis of Presentation and Liquidity – (cont’d)

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its obligations and commitments in the normal course of operations. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At September 30, 2012, the Company had an accumulated deficit of $37,504,926 (2011 - $29,203,221), had a working capital deficit of $2,875,747 and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this but considers obtaining additional funds by equity financing and/or from issuing promissory notes. Management expects the Company’s cash requirement over the next twelve months to be approximately $4,000,000. While the Company is expending best efforts to achieve the above plans, there is no assurance that any such activity will generate funds for operations.

Note 2	Summary of Significant Accounting Policies

a)	Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuations, asset impairment, conversion features embedded in convertible notes payable, derivative valuations, stock based compensation and loss contingencies. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 3

Note 2	Summary of Significant Accounting Policies – (cont’d)

b)	Principles of Consolidation

These consolidated financial statements include the accounts of Anavex Life Sciences Corp. and its wholly-owned subsidiary, Anavex Life Sciences (France) SA, a company incorporated under the laws of France. All inter-company transactions and balances have been eliminated.

c)	Development Stage Company

The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception has been considered as part of the Company’s development stage activities.

d)	Equipment

Equipment is recorded at cost and is depreciated at 33% per annum on the straight-line basis.

e)	Impairment of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The estimated future cash flows are based upon, among other things, assumptions about future operating performance, and may differ from actual cash flows. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest) is less than the carrying value of the assets, the assets will be written down to the estimated fair value in the period in which the determination is made.

f)	Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash and accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Based on borrowing rates currently available to the Company for similar terms and based on the short term duration of the debt instruments, the carrying value of the promissory notes payable approximate their fair value. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 4

Note 2	Summary of Significant Accounting Policies – (cont’d)

g)	Foreign Currency Translation

The functional currency of the Company is the US dollar. Monetary items denominated in a foreign currency are translated into US dollars at exchange rates prevailing at the balance sheet date and non-monetary items are translated at exchange rates prevailing when the assets were acquired or obligations incurred. Foreign currency denominated expense items are translated at exchange rates prevailing at the transaction date. Unrealized gains or losses arising from the translations are credited or charged to income in the period in which they occur.

h)	Research and Development Expenses

Research and developments costs are expensed as incurred. These expenses are comprised of the costs of the Company’s proprietary research and development efforts, including salaries, facilities costs, overhead costs and other related expenses as well as costs incurred in connection with third-party collaboration efforts. Milestone payments made by the Company to third parties are expensed when the specific milestone has been achieved.

In addition, the Company incurs expenses in respect of the acquisition of intellectual property relating to patents and trademarks. The probability of success and length of time to developing commercial applications of the drugs subject to the acquired patents and trademarks is difficult to determine and numerous risks and uncertainties exist with respect to the timely completion of the development projects. There is no assurance the acquired patents and trademarks will ever be successfully commercialized. Due to these risks and uncertainties, the acquisition of patents and trademarks does not meet the definition of an asset and thus are expensed as incurred.

i)	Income Taxes

The Company has adopted the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 5

Note 2	Summary of Significant Accounting Policies – (cont’d)

i)	Income Taxes – (cont’d)

The Company has adopted the provisions of FASB ASC 740 "Income Taxes" regarding accounting for uncertainty in income taxes. The Company initially recognizes tax positions in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions are initially and subsequently measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and all relevant facts. Application requires numerous estimates based on available information. The Company considers many factors when evaluating and estimating our tax positions and tax benefits, and our recognized tax positions and tax benefits may not accurately anticipate actual outcomes. As additional information is obtained, there may be a need to periodically adjust the recognized tax positions and tax benefits. These periodic adjustments may have a material impact on the consolidated statements of operations.

j)	Basic and Diluted Loss per Share

The basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. For the year ended September 30, 2012, loss per share excludes 6,025,141 (2011 – 5,030,479) potentially dilutive common shares (related to convertible notes payable and outstanding options and warrants) as their effect was anti-dilutive.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 6

Note 2	Summary of Significant Accounting Policies – (cont’d)

k)	Stock-based Compensation

The Company accounts for all stock-based payments and awards under the fair value based method.

Stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until the counterparty performance is complete, and any change therein is recognized over the vesting period of the award and in the same manner as if the Company had paid cash instead of paying with or using equity based instruments. Compensation costs for stock-based payments with graded vesting are recognized on a straight-line basis. The cost of the stock-based payments to non- employees that are fully vested and non-forfeitable as at the grant date is measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term.

The Company accounts for the granting of share purchase options to employees using the fair value method whereby all awards to employees will be recorded at fair value on the date of the grant. The fair value of all share purchase options are expensed over their vesting period with a corresponding increase to additional paid-in capital.

The Company uses the Black-Scholes option valuation model to calculate the fair value of share purchase options at the date of the grant. Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimates.

l)	Fair Value Measurements

The fair value hierarchy under GAAP is based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 -	quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 -

observable inputs other than Level I, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 -	assets and liabilities whose significant value drivers are unobservable by little or no market activity and that are significant to the fair value of the assets or liabilities.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 7

Note 2	Summary of Significant Accounting Policies – (cont’d)

l)	Fair Value Measurements – (cont’d)

The book value of cash and accounts payable and accrued liabilities approximate their fair values due to the short term maturity of those instruments. Based on borrowing rates currently available to the Company under similar terms, the book value of promissory notes payable approximates their fair values. The Company’s promissory notes payable are based on Level 2 inputs in the ASC 820 fair value hierarchy.

The Company’s Level 3 liability consisted of the bifurcated embedded conversion features in the Company’s convertible promissory notes. This Level 3 liability had no active market and was required to be measured at its fair value at each reporting period based on information that is unobservable.

A summary of the Company’s Level 3 liabilities for the years ended June 30, 2012 and 2011 is as follows:

	2012	2011

Balance, beginning of the period	$67,500	$-
Fair value of embedded conversion feature of convertible promissory notes	-	167,500
Change in fair value of derivative liability	(67,500)	(100,000)
Balance, end of the period	$-	$67,500

Certain assets and liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments only in certain circumstances (for example, when there is evidence of impairment). There were no assets or liabilities measured at fair value on a nonrecurring basis during the periods ended September 30, 2012 and 2011.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 8

Note 2	Summary of Significant Accounting Policies – (cont’d)

m)	Recent Accounting Pronouncements

On June 16, 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, or ASU 2011-05. ASU 2011-05 requires entities to report items of other comprehensive income on either part of a single contiguous statement of comprehensive income or in a separate statement of comprehensive income immediately following the statement of income. On December 23, 2011, the FASB issued an update to this pronouncement, ASU No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, or ASU 2011-12. ASU 2011-12 defers the specific requirement to present items that are reclassified from accumulated other comprehensive income to net income separately with their respective components of net income and other comprehensive income. The Company has not recorded any components of comprehensive income (loss) for the years ended September 30, 2012 and 2011 and, as at September 30, 2012, the Company does not have a balance recorded in respect of accumulated comprehensive income (loss).

Note 3	Equipment

		September 30, 2012
		Accumulated
	Cost	Depreciation	Net

Computer equipment	$5,631	$5,055	$576

		September 30, 2011
		Accumulated
	Cost	Depreciation	Net

Computer equipment	$5,631	$3,197	$2,434

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 9

Note 4	Derivative Liability

Derivative liability, consisting of the embedded conversion features in the Company’s convertible promissory notes, is accounted for as a separate liability measured at its respective fair value, as follows:

	2012	2011

Balance, beginning of the period	$67,500	$-
Fair value of embedded conversion feature of convertible promissory notes	-	167,500
Change in fair value of derivative liability	(67,500)	(100,000)
Balance, end of the period	$-	$67,500

The fair values of the convertible promissory notes embedded call options have been determined using the binomial pricing model using the following weighted average assumptions:

	2012	2011

Risk-free interest rate	0.05%	0.13%
Expected life of derivative liability	0.05 years	0.56 years
Annualized volatility	57.99%	93.45%
Dividend rate	0.00%	0.00%

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 10

Note 5	Promissory Notes Payable

	2012	2011

Convertible interest bearing promissory notes payable	$-	$750,000
Interest bearing promissory notes payable	299,000	216,000
Less: fair value of derivative liabilities on date of issuance	-	(167,500)
Add: accumulated accretion	-	69,419
	299,000	867,919
Less: current portion	(299,000)	(867,919)
	$-	$-

Convertible interest bearing promissory notes

The Company issued unsecured convertible interest bearing promissory notes totaling $750,000 during the year ended September 30, 2011 consisting of a promissory note in the amount of $250,000 maturing on April 20, 2012 and a promissory note in the amount of $500,000 maturing on May 4, 2012, each bearing interest at 8% per annum. These notes were convertible at any time at the option of the holder into units of the Company at $3.00 per unit with each unit consisting of one common share and one common share purchase warrant entitling the holder thereof to purchase an additional common share for $4.00 for a period of 2 years from the date of issuance.

In connection with the issuance of these notes, the Company paid a finder’s fee totaling $100,000 which was deferred and amortized to income using the effective interest method over the terms of the notes. As at September 30, 2012, there remained no unamortized balance in respect of this deferred financing charge (2011: $55,464).

Pursuant to the guidance of ASC 815-40, the Company determined that the embedded conversion feature of the notes failed to meet the “fixed for fixed” criteria contained within the guidance. Accordingly, the Company bifurcated the embedded conversion features as a separate derivative liability having a fair value of $167,500 at inception. The corresponding debt discount was accreted over the term of the note. During the year ended September 30, 2012, the Company recorded accretion expense of $98,081 (2011: $69,419) in respect of this debt discount.

On April 20, 2012, the $500,000 convertible promissory note with accrued interest thereon of $40,000 along with an interest bearing $250,000 promissory note with accrued interest thereon of $9,389 that had been issued on November 1, 2011 were exchanged for a new non-convertible 12% interest bearing promissory note having a principal amount of $799,389 maturing on June 19, 2012. Subsequent to this exchange of promissory notes, on May 31, 2012, the Company extinguished this note along with accrued interest of $10,925 thereon by issuing 1,620,628 equity units having a fair value of $3,108,365. As a result of this extinguishment, the Company recorded a loss on debt extinguishment in the amount of $2,298,051.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 11

Note 5	Promissory Notes Payable – (cont’d)

On May 31, 2012, the Company extinguished the $250,000 convertible promissory note along with accrued interest of $22,333 thereon by issuing 544,667 equity units having a fair value of $1,044,671. As a result of this extinguishment, the Company recorded a loss on debt extinguishment in the amount of $772,338.

Interest bearing promissory notes

During the year ended September 30, 2010, the Company issued a promissory note having a principal balance of $200,000 with terms that included interest at 8% per annum and maturing on May 4, 2011. On May 4, 2011, this note, including accrued interest of $16,000 thereon, was exchanged for a new 8% interest bearing promissory note having a principal balance of $216,000 maturing May 4, 2012. On May 31, 2012, the Company extinguished this note along with accrued interest of $18,576 thereon by issuing 469,152 equity units having a fair value of $899,833. As a result of this extinguishment, the Company recorded a loss on debt extinguishment in the amount of $665,257.

On April 2, 2012, the Company issued a promissory note having a principal balance of $32,500 with terms that included interest at 10% per annum maturing on April 2, 2013. The Company paid a finders fee totalling $3,250 which was deferred and amortized to income from the date of issuance to the date of extinguishment. On May 31, 2012, the Company extinguished this note along with accrued interest of $533 thereon by issuing 66,066 equity units having a fair value of $126,715. As a result of this extinguishment, the Company recorded a loss on debt extinguishment in the amount of $93,682.

On June 6, 2012, the Company issued a promissory note having a principal balance of $49,000 with terms that include interest at 8% per annum and maturing on December 3, 2012. In connection with the issuance of this note, the Company paid a finder’s fee totaling $4,900 which was deferred and amortized to income using the effective interest method over the terms of the note. As at September 30, 2012, there remained an unamortized balance of $1,215 in respect of this deferred financing charge.

On June 26, 2012, the Company issued a promissory note having a principal balance of $250,000 with terms that include interest at 8% per annum and maturing on March 31, 2013.

Extinguishment of promissory notes payable

As noted above, on May 31, 2012, the Company issued equity units in settlement of certain of its promissory notes outstanding. Each unit consisted of one common share and common share purchase warrant entitling the holder to purchase an additional common share at $0.75 until November 30, 2013.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 12

Note 5	Promissory Notes Payable – (cont’d)

The promissory note settlements are summarized as follows:

Promissory note settled			Units issued
		Accrued			Loss on
Maturity date	Principal	Interest	Number	Fair Value	Settlement

Convertible interest bearing promissory note

April 20, 2012	$250,000	$22,333	544,667	$1,044,671	$(772,338)

Interest bearing promissory notes

May 4, 2012	216,000	18,571	469,152	899,833	(665,262)
June 19, 2012	799,389	10,925	1,620,628	3,108,365	(2,298,051)
April 2, 2013	32,500	533	66,066	126,715	(93,682)
	1,047,889	30,029	2,155,846	4,134,913	(3,056,995)

	$1,297,889	$52,362	2,700,513	$5,179,584	$(3,829,333)

The fair value of each unit issued was determined to be $1.918 determined by aggregating (i) the fair value of $1.25 for the Company’s common shares based on their quoted market price on the date of settlement and (ii) the fair value of $0.668 for each warrant included in the Company’s units. The fair value of the Company’s warrants was determined using the binomial model with the following assumptions:

Stock price	$1.25
Exercise price	$0.75
Expected volatility	78.89%
Risk-free discount rate	0.23%

Note 6	Capital Stock

On May 24, 2006, the board of directors approved a six (6) for one (1) forward split of the authorized issued and outstanding common stock. The Company’s authorized capital increased from 25,000,000 shares of common stock to 150,000,000 shares of common stock.

On September 24, 2007, the Company issued 222,222 common shares common shares at $3.60 per share for a total of $800,000 for research and development expenses. The common shares were recorded based upon the quoted market price of the Company’s common stock on the agreement date.

On September 25, 2007, the Company settled a loan payable in the amount of $333,000 by issuing 92,500 common shares at $3.60 per share, being the quoted market price of the Company’s common stock on the settlement date.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 13

Note 6	Capital Stock – (cont’d)

On December 10, 2007, the Company issued 150,000 units at $3.50 per unit for proceeds of $525,000. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $5.00 per share until December 10, 2009.

On December 18, 2007, the Company issued 10,000 shares at $4.50 per share for a total of $45,000 pursuant to an agreement to settle a debt and issued 50,000 shares at $3.86 per share for a total of $193,000 pursuant to a consulting agreement. The Company recorded compensation expense of $65,000 in respect of these issuances based on the excess of the fair value of these shares over the balances at which they were recorded by the Company.

On May 15, 2008, the Company issued 65,000 common shares at $5.24 per share for a total of $340,600 to its former CEO in accordance with the terms of a severance agreement upon the termination of his services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the agreement date.

On August 19, 2008, the Company issued 25,000 common shares at $5.07 per share for a total of $ 126,750 to a director of the Company pursuant to an agreement to provide consulting services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the agreement date.

On August 19, 2008, the Company issued 142,698 units at $4.25 per unit for proceeds of $606,467 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $5.00 per share until August 19, 2009.

On November 20, 2008, the Company issued 25,000 common shares at $2.63 per share for a total of $65,750 to a director of the Company pursuant to an agreement to provide consulting services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the issuance date.

On February 20, 2009, the Company issued 25,000 common shares at $2.50 per share for a total of $62,500 to a director of the Company pursuant to an agreement to provide consulting services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the issuance date.

On March 6, 2009, the Company issued 89,148 units at $2.25 per unit for proceeds of $200,583 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until March 6, 2010.

On March 20, 2009, the Company issued 10,800 units at $2.25 per unit for proceeds of $24,300 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until March 20, 2010.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 14

Note 6	Capital Stock – (cont’d)

On March 20, 2009, the Company issued 2,500 common shares at $2.00 per share for a total of $5,000 to a public relations consultant pursuant to an agreement to provide consulting services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the issuance date.

On May 14, 2009, the Company entered into a revised consulting agreement with a director whereby the consultant returned 75,000 common shares to the Company for cancellation. The return of shares was recorded in the same amount at which they were originally issued.

On June 11, 2009 the Company issued 36,000 units at $2.25 per unit for proceeds of $81,000 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until June 11, 2010. The Company paid finders’ fees in the amount of $8,100 in relation to this private placement.

On June 11, 2009 the Company issued 29,227 common shares at $2.25 per share for service rendered by consultants. The common shares were recorded based upon the fair value of the Company’s common stock on the issuance date of the shares.

On June 19, 2009, the Company issued 495,556 units at $2.25 per unit for total proceeds of $1,115,000 pursuant to private placement agreements. Each unit consisted on one common share and one and one-half of a common share purchase warrant entitling the holder to purchase additional common shares at $2.25 per share until June 19, 2011.

On June 26, 2009, the Company issued 22,222 common shares at $2.51 per share for finder’s fees related to the issuance of a $500,000 note payable. The common shares were recorded based upon the quoted market price of the Company’s common stock on the issue date.

On August 19, 2009, the Company issued 128,888 units at $2.25 per Unit for total proceeds of $289,998. Of these placements, 40,000 Units consisted of one common share and one share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until July 9, 2010 and 88,888 Units consisted on one common share and one and one- eighth share purchase warrant entitling the holder to purchase an additional common shares at $2.25 per share until August 4, 2011. The Company paid finders’ fees totalling $19,000 in respect of these private placements.

On October 2, 2009 the Company issued 266,666 units at $2.25 per unit for proceeds of $600,000 pursuant to private placement agreement. Each unit consisted of one common share and one and one-eighth common share purchase warrant entitling the holder to purchase an additional common share at $2.25 per share until October 2, 2011. The Company had received $300,000 of this amount in the year ended September 30, 2010.

On February 2, 2010 the Company issued 49,505 common shares of the Company, at their fair value of $2.02 per share pursuant to an agreement with a former officer to settle an outstanding amount owed.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 15

Note 6	Capital Stock – (cont’d)

On April 9, 2010, the Company issued 92,499 units at $2.60 per unit for proceeds of $240,498 pursuant to private placement agreement. Each unit consisted of one common share and one- half common share purchase warrant entitling the holder to purchase an additional common share at $3.50 per share until April 9, 2011.

On April 30, 2010, the Company issued 9,825 common shares of the Company, at $2.85 per share as consideration for terminating a consulting agreement and for services rendered under the agreement. The common shares were recorded based upon the quoted market price of the Company’s common stock on the date of the termination of the agreement.

On June 29, 2010, the Company issued 941,000 units at $2.50 per unit for total proceeds of $2,352,500 pursuant to private placement agreements. Each unit consisted on one common share and one-half of a common share purchase warrant entitling the holder to purchase additional common shares at $3.50 per share until December 29, 2011.

On July 5, 2010, the Company issued 400,000 units in settlement of $1,000,000 owing to a creditor. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at 3.50 per share until January 5, 2012. The fair value of the units issued was determined to be $1,444,000 on the date they were issued and thus the Company recorded a loss on settlement of accounts payable of $444,000 with a corresponding credit to additional paid-in capital of the same amount on date of issuance. The fair value of the shares included in the units was determined with reference to their quoted market price and the value of the warrants was determined using the Black-Scholes model with the following assumptions: exercise price - $3.50, stock price - $3.15, expected volatility – 68.45%, expected life – 1.5 years, dividend yield – 0.00%.

On September 3, 2010, the Company issued 163,000 units at $2.75 per unit for proceeds of $448,250 pursuant to private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $3.75 per share until March 3, 2012.

On September 3, 2010, the Company issued 9,000 units at $2.75 per unit for finder’s fees related to the private placement of the same date. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $3.75 per share until March 3, 2012.

On September 30, 2010, the Company issued 510,638 common shares at $2.35 per share pursuant to the terms of a convertible note payable.

On September 30, 2010, the Company issued 82,310 units at $2.25 per unit pursuant to the terms of convertible notes payable. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $3.50 per share until September 30, 2011.

On September 30, 2010, the Company issued 245,748 units at $2.25 per unit pursuant to the terms of convertible notes payable. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $3.00 per share until September 30, 2012.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 16

Note 6	Capital Stock – (cont’d)

On November 18, 2010, the Company issued 393,846 units at $2.75 per unit for proceeds of $1,083,075 pursuant to a private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $4.50 per share until May 18, 2012. The Company paid a finder’s fee totalling $65,363 in respect of this private placement.

On November 18, 2010, the Company issued 3,636 units at $2.75 per unit for finder’s fees related to the private placement of the same date. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $4.50 per share until May 18, 2012.

On November 18, 2010, the Company issued 853,075 units in the conversion of two notes payable originally convertible at $2.50. The Company recorded debt conversion expense of $504,160, related to the fair value of the additional units issued as a result of converting at the lower conversion price. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $3.00 per share until November 18, 2012. The fair value of the shares included in the units was determined with reference to their quoted market price and the value of the warrants was determined using the Black-Scholes model with the following assumptions: exercise price - $3.00, stock price - $4.12, expected volatility – 78.33%, expected life – 2.0 years, dividend yield – 0.00%, risk-free rate – 0.52%.

On November 18, 2010, the Company issued 145,063 shares of common stock at their fair value of $4.12 per share based on their quoted market price pursuant to settling non- convertible interest bearing notes payable outstanding in the amount of $398,922, including accrued interest of $26,032. The Company recorded a loss on settlement of debt of $198,738 based on the difference between the carrying value of the debt settled and the fair value of the shares issued.

On November 18, 2010, the Company issued 181,818 shares of common stock at their fair value of $4.12 per share based on the quoted value of units issued in a private placement on the same date to one creditor in settlement of $500,000 of debt owing. The Company recorded a loss on settlement of accounts payable of $249,090 based on the difference of the carrying value of the account payable and the fair value of the shares issued.

On November 25, 2010, the Company issued 29,851 units at $3.35 per unit for proceeds of $100,000 pursuant to a private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $4.50 per share until November 25, 2012.

On November 25, 2010, the Company issued 2,985 units at $3.35 per unit for finder’s fees related to the private placement of the same date. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $4.50 per share until November 25, 2012.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 17

Note 6	Capital Stock – (cont’d)

On February 1, 2011, the Company issued 61,014 units at $3.75 per unit for proceeds of $228,800 pursuant to a private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $5.25 per share until August 1, 2012.

On May 3, 2011, the Company issued 33,334 units at $3.00 per unit for proceeds of $100,000 pursuant to a private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until April 20, 2013.

On June 19, 2011, the Company issued 700,000 common shares at $2.25 per share for proceeds of $1,575,000 pursuant to the exercise of warrants.

On September 26, 2011, the Company issued 650,000 units in settlement of $975,000 of debt owing. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $2.00 per share until September 26, 2012. The Company recorded a loss on settlement of account payable in the amount of $84,963 based on the fair value of shares being $975,000 at their issuance and the fair value of the warrants determined to be $84,963. The fair value of the shares included in the units was determined with reference to their quoted market price and the value of the warrants was determined using the Black-Scholes model with the following assumptions: exercise price - $2.00, stock price - $1.50, expected volatility – 69%, expected life – 1.0 years, dividend yield – 0.00%, risk-free interest rate – 0.10%.

On December 6, 2011, the Company issued 615,600 units at $1.25 per unit for proceeds of $769,500 pursuant to private placement agreements. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $2.00 per share until December 6, 2012. The Company paid finder’s fees of $77,000 in connection with this private placement.

On February 9, 2012 the Company issued 8,000 units for service rendered by a director and officer of the Company. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $2.00 per share until February 9, 2013. The fair value of the units issued was determined to be $15,896 on the date they were issued and the Company recorded consulting fees of $15,896 on the statement of operations for the year ended September 30, 2012. The fair value of the shares included in the units was determined with reference to their quoted market price and the value of the warrants was determined using the Black-Scholes model with the following assumptions: exercise price - $2.00, stock price - $1.74, expected volatility – 84.88%, expected life – 1.0 years, risk free interest rate – 0.15%, dividend yield – 0.00%.

On February 9, 2012, the Company issued 270,000 units at $1.25 per unit for proceeds of $337,500 pursuant to private placement agreements. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $2.00 per share until February 9, 2013. The Company paid a finder’s fee of $33,750 in connection with this private placement.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 18

Note 6	Capital Stock – (cont’d)

On May 31, 2012, the Company issued 2,700,513 equity units determined to have a fair value of $5,179,584 in settlement of promissory notes totaling $1,297,889 and of $52,367 accrued interest thereon. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $0.75 per share until November 30, 2013. (Note 5).

On July 12, 2012, the Company issued 75,000 common shares having a fair value of $75,000 based on their quoted market price to the former president of the Company for past services and in final settlement of a consulting agreement dated February 1, 2007.

Note 7	Related Party Transactions

The following amounts have been donated to the Company by the directors:

	Years ended		January 23, 2004
	September 30,		(Date of Inception)
	2012	2011	to September 30, 2012

Management fees	$-	$-	$14,625
Rent	-	-	3,750
Debt forgiven by directors	-	-	33,666
	$-	$-	$52,041

During the year ended September 30, 2012, the Company was charged consulting fees totaling $479,434 (2011: $674,917) by directors, officers and a significant shareholder of the Company. As at September 30, 2012, included in accounts payable and accrued liabilities is $127,452 (2011: $20,833) owing to directors and officers of the Company and a former director and officer of the Company.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 19

Note 8	Commitments

a)	Share Purchase Warrants

A summary of the Company’s share purchase warrants outstanding is presented below:

		Weighted
		Average
		Exercise
	Number of Shares	Price

Balance, September 30, 2010	2,047,151	$2.87
Expired	(148,749)	$2.64
Exercised	(700,000)	$2.25
Issued	1,457,077	$3.07
Balance, September 30, 2011	2,655,479	$3.16
Expired	(1,552,651)	$3.16
Issued	3,147,313	$0.93
Balance, September 30, 2012	4,250,141	$1.16

At September 30, 2012, the Company has 4,250,141 currently exercisable share purchase warrants outstanding as follows:

Number	Exercise Price	Expiry Date
853,075	$3.00	November 18, 2012
16,419	$4.50	November 25, 2012
307,800	$2.00	December 6, 2012
200,000	$1.50	January 5, 2013
135,000	$2.00	February 9, 2013
4,000	$2.00	February 9, 2013
33,334	$4.00	April 20, 2013
2,700,513	$0.75	November 30, 2013
4,250,141

During the year ended September 30, 2012, the exercise price and expiry of 200,000 warrants exercisable at $3.50 and expiring January 5, 2012 were modified and extended such that these warrants are now exercisable at $1.50 until January 5, 2013. The fair value of this modification was determined to be $80,200 and was determined using the Black-Scholes option pricing model using the following weighted average assumptions: risk-free interest rate: 0.11%, expected life: 1.0 year, annualized volatility: 79.46%, dividend rate: 0%.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 20

Note 8	Commitments – (cont’d)

b)	Stock–based Compensation Plan

In April, 2007, the Company adopted a stock option plan which provides for the granting of stock options to selected directors, officers, employees or consultants in an aggregate amount of up to 3,000,000 common shares of the Company and, in any case, the number of shares to be issued to any one individual pursuant to the exercise of options shall not exceed 10% of the issued and outstanding share capital. The granting of stock options, exercise prices and terms are determined by the Company's Board of Directors. If no vesting schedule is specified by the Board of Directors on the grant of options, then the options shall vest over a 4-year period with 25% the granted vesting each year commencing 1 year from the grant date. For stockholders who have greater than 10% of the outstanding common shares of the Company and who have granted options, the exercise price of their options shall not be less than 110% of the fair of the stock on grant date. Otherwise, options granted shall have an exercise price equal to their fair value on grant date.

On February 2, 2011, the Company amended and restated the 2007 stock option plan to increase the number of options authorized to 4,000,000.

A summary of the status of Company’s outstanding stock purchase options for the year ended September 30, 2012 is presented below:

		Weighted
		Average	Weighted
		Exercise	Average Grant
	Number of Shares	Price	Date fair value
Outstanding at September 30, 2010	2,775,000	$3.29
Forfeited	(1,000,000)	$3.93
Cancelled	(50,000)	$2.75
Granted	650,000	$4.06	$2.95
Outstanding at September 30, 2011	2,375,000	$3.18
Forfeited	(1,100,000)	$2.82
Granted	500,000	$1.50	$0.72
Outstanding at September 30, 2012	1,775,000	$2.94
Exercisable at September 30, 2012	905,000	$2.81
Exercisable at September 30, 2011	930,000	$2.90

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 21

Note 8	Commitments – (cont’d)

b)	Stock–based Compensation Plan – (cont’d)

At September 30, 2012, the following stock options were outstanding:

Number of Shares					Aggregate	Remaining
		Number	Exercise		Intrinsic	Contractual
Total		Vested	Price	Expiry Date	Value	Life (yrs)
50,000	(1)	50,000	$3.75	November 1, 2012	-	0.09
100,000	(2)	-	$3.86	December 1, 2012	-	0.17
150,000	(3)	150,000	$3.10	June 30, 2014	-	1.75
400,000	(4)	400,000	$2.50	September 15, 2013	-	0.96
500,000	(5)	-	$2.50	October 19, 2013	-	1.04
5,000	(6)	5,000	$2.50	March 2, 2014	-	1.42
50,000	(7)	50,000	$3.50	June 30, 2014	-	1.75
150,000	(8)	150,000	$3.72	February 24, 2016	-	3.40
100,000	(9)	100,000	$3.67	March 30, 2016	-	3.50
270,000	(10)	-	$3.00	February 8, 2017	-	4.36
1,775,000		905,000			-

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted market price of the Company’s stock for the options that were in-the-money at September 30, 2012.

(1)

As at September 30, 2012 and 2011, these options had fully vested. The Company did not recognize any stock-based compensation for these options during the year ended September 30, 2012 (2011: $nil). Subsequent to September 30, 2012, these options expired unexercised.

(2)

As at September 30, 2012 and 2011, these options have not vested. The options vest upon the Company listing its shares on the American Stock Exchange or any other nationally recognized stock exchange by December 1, 2012 or in the event of a change of control a listing on a nationally recognized stock exchange is not required. No stock- based compensation has been recorded in the financial statements as the performance condition has not yet been met. Subsequent to September 30, 2012, these options expired unexercised.

(3)

As at September 30, 2012 and 2011, these options had fully vested. During the year ended September 30, 2012, the expiry of these options was extended from June 3, 2013 to June 30, 2014. The fair value of this modification was determined to be $18,600 and was determined using the Black-Scholes option pricing model using the following weighted average assumptions: risk-free interest rate: 0.31%, expected life: 2.0 years, annualized volatility: 84.74%, dividend rate: 0%.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 22

Note 8	Commitments – (cont’d)

b)	Stock–based Compensation Plan – (cont’d)

(4)

As at September 30, 2012 and 2011, these options had fully vested. The Company did not recognize any stock-based compensation for these options during the year ended September 30, 2012 (2011: $500,000).

(5)

As at September 30, 2012 and 2011, none of these options have vested. The options vest as to 100,000 per compound entered into a phase II trial. The fair value of these options was calculated to be $740,000, which the Company has not yet recognized in the financial statements as the performance conditions have not yet been met.

	(6)	As at September 30, 2012 and 2011, these options had fully vested. The Company did not recognize any stock-based compensation for these options in the year ended September 30, 2012 (2011: $nil).

(7)

As at September 30, 2012 and 2011 these options had fully vested. The Company did not recognize any stock-based compensation for the year ended September 30, 2012 (2011: $125,000). During the year ended September 30, 2012, the expiry of these options was shortened from June 29, 2015 to June 30, 2014. The Company did not recognize any stock based compensation expense in connection with this modification because the fair value of the modified options was less than the fair value of the options under the old terms.

(8)

As at September 30, 2012, these options had fully vested (2011: none of these options have vested). The options vested on February 24, 2012. The fair value of these options was calculated to be $406,500, of which the Company recognized stock-based compensation in the amount of $163,415 for the year ended September 30, 2012 (2011: $243,084).

(9)

These options were granted during the year ended September 30, 2011. At September 30, 2011, 75,000 of these options had vested. The remaining 25,000 options vested during the year ended September 30, 2012. The fair value of these options at issuance was calculated to be $267,000, of which the Company has recognized $6,500 as stock based compensation during the year ended September 30, 2012 (2011: $120,250).

(10)

As at September 30, 2012 and 2011, these options have not vested. The options vest upon one or more compounds: entering Phase II trial – 90,000 options; entering Phase III trial – 90,000 options; and receiving FDA approval – 90,000 options. No stock-based compensation has been recorded in the financial statements as none of the performance conditions have yet been met.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 23

Note 8	Commitments – (cont’d)

b)	Stock–based Compensation Plan – (cont’d)

During the year ended September 30, 2012, a total of 1,100,000 options were forfeited for which the Company had recognized stock-based compensation of $158,493 in respect of these options. The Company recognized stock-based compensation of $33,493 in respect of these options during the year ended September 30, 2012 (2011: $Nil).

During the year ended September 30, 2011, a total of 1,000,000 options were forfeited for which the Company had recognized stock based compensation of $708,917 in respect of these options. Of this total, $284,828 of stock based compensation expense had been recognized during the year ended September 30, 2011.

The fair value of stock options granted has been determined using the Black-Scholes option pricing model using the following weighted average assumptions applied to stock options granted during the periods:

	2012	2011
Risk-free interest rate	0.83% - 2.19%	0.96% - 2.21%
Expected life of options	4.25 - 5.0 years	4.5 - 5.0 years
Annualized volatility	57.87% - 95.25%	56.27% - 62.52%
Dividend rate	0%	0%

At September 30, 2012, the following summarizes the unvested stock options:

			Weighted
		Weighted	Average
	Number of	Average	Grant-Date
	Shares	Exercise Price	Fair Value
Unvested options at September 30, 2010	1,161,667	$2.98	$1.80
Granted	650,000	$4.06	$2.61
Forfeited/Cancelled	(225,000)	$3.47	$2.51
Vested	(141,667)	$3.57	$2.59
Unvested options at September 30, 2011	1,445,000	$3.33	$2.17
Granted	500,000	$1.50	$0.72
Forfeited	(900,000)	$2.74	$1.60
Vested	(175,000)	$3.71	$2.70
Unvested options at September 30, 2012	870,000	$2.81	$1.82

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 24

Note 8	Commitments – (cont’d)

b)	Stock–based Compensation Plan – (cont’d)

As at September 30, 2012, there was no unrecognized compensation cost associated with unvested share-based compensation awards that will become vested exclusive of achieving any performance milestones that is expected to be recognized in current fiscal year. There has been no stock-based compensation recognized in the financial statements for the year ended September 30, 2012 (2011: $nil) for options that will vest upon the achievement of performance milestones because the Company has determined that satisfaction of the performance milestones was not probable. Compensation relating to stock options exercisable upon achieving performance milestones will be recognized in the period the milestones are achieved.

Stock-based compensation amounts, including those relating to shares issued for services during the years ended September 30, 2012 and 2011 are classified in the Company’s Statement of Operations as follows:

	Years ended September 30,
	2012	2011
Consulting fees	$312,903	$1,273,162
Research and development	80,200	-
	$393,103	$1,273,162

Note 9	Income Taxes

The tax effects of the temporary differences that give rise to the Company’s estimated deferred tax assets and liabilities are as follows:

	2012	2011
	34%	34%

Net operating loss carryforwards	$6,775,000	$5,508,000
Research and development tax credits	741,000	476,000
Foreign exchange	28,000	15,000
Accrued bonuses	34,000	-
Intangible asset costs	34,000	38,000
Valuation allowance for deferred tax assets	(7,612,000)	(6,037,000)

Net deferred tax assets	$-	$-

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 25

Note 9	Income Taxes – (cont’d)

The provision for income taxes differ from the amount established using the statutory income tax rate as follows:

	2012	2011
Income benefit at statutory rate	$(2,823,000)	$(2,484,000)
Stock-based compensation	103,000	433,000
Foreign income taxed at foreign statutory rate	(2,000)	1,000
Debt extinguishment	1,302,000	181,000
Research and development tax credit	(175,000)	(95,000)
Fair value of derivative liability	(23,000)	(34,000)
Debt accretion	33,000	24,000
Debt conversion	-	170,000
Other permanent differences	10,000	-
Change in valuation allowance	1,575,000	1,804,000

Deferred income tax recovery	$-	$-

As of September 30, 2012, the Company had net operating loss carry-forwards of approximately $19,945,000 (2011: $16,300,000) available to offset future taxable income. The carry-forwards will begin to expire in 2027 unless utilized in earlier years. The Company has not yet filed any tax returns in France as they are not yet due.

The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and this causes a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current income. Because management of the Company does not currently believe that it is more likely than not that the Company will receive the benefit of these assets, a valuation allowance equal to the deferred tax asset has been established at both September 30, 2012 and 2011.

Uncertain Tax Positions

The Company files income tax returns in the U.S. federal jurisdiction, various state and foreign jurisdictions. The Company’s tax returns are subject to tax examinations by U.S. federal and state tax authorities, or examinations by foreign tax authorities until respective statute of limitation. The Company is subject to tax examinations by tax authorities for all taxation years commencing on or after 2004.

Provisions have not been made for U.S. or additional foreign taxes on undistributed earnings of foreign subsidiaries. Such earnings have been and will continue to be reinvested but could become subject to additional tax if they were remitted as dividends, or were loaned to the Company affiliate. It is not practicable to determine the amount of additional tax, if any, that might be payable on the undistributed foreign earnings.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 26

Note 10	Supplemental Cash Flow Information

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statement of cash flows.

During the year ended September 30, 2012:

a)

The Company issued 544,667 units of the Company at their fair value of $1.918 per unit to settle a convertible interest bearing note payable outstanding in the amount of $272,333, including accrued interest of $22,333 included in accounts payable and accrued liabilities and 2,155,846 units of the Company at their fair value of $1.918 per unit to settle non- convertible interest bearing notes payable outstanding in the amount of $1,077,923 including accrued interest of $30,034 included in accounts payable and accrued liabilities. Each unit consisted of one common share and one common share purchase warrant exercisable into one additional common share for $0.75 per share until November 30, 2013. The Company recorded a loss on debt settlement of $3,829,333 as a result of this transaction.

b)	The Company issued 75,000 common shares at their fair value of $1.00 per share for a total of $75,000 to the former President of the Company pursuant to a severance agreement.

c)

The Company issued 8,000 units for services performed by director. Each unit consisted of one common share and one-half common share purchase warrant. The fair value of this issuance was determined to be $15,896.

During the year ended September 30, 2011:

a)

The Company issued 3,636 units at $2.75 per unit for finder’s fees related to the private placement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $4.50 per share until May 18, 2012.

b)

The Company issued 853,075 units at the calculated fair value of $6.24 per unit in the conversion of two notes payable. The Company recorded debt conversion expense of $504,160 related to the fair value of the additional units issued based on the difference between the fair value of the units issued and the carrying value of the debt. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $3.00 per share until November 18, 2012.

c)

The Company issued 145,063 shares of common stock at their fair value of $4.12 per share to settle non-convertible interest bearing notes payable outstanding in the amount of $398,923, including accrued interest of $26,032 (included in accounts payable and accrued liabilities). The Company recorded a loss on debt settlement of $198,738 as a result of this transaction.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
September 30, 2012 and 2011
(Stated in US Dollars) – Page 27

Note 10	Supplemental Cash Flow Information – (cont’d)

d)

The Company issued 181,818 shares of common stock at their fair value of $4.12 per share based on their quoted market price to one creditor in settlement of $500,000 of accounts payable. The Company recorded a loss on settlement of accounts payable of $249,090 as a result of the difference between the carrying value of the account payable and the fair value of the shares issued.

e)

The Company issued 2,985 units at $3.35 per unit for finder’s fees related to the private placement of the same date. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $4.50 per share until November 25, 2012.

f)

On September 26, 2011, the Company issued 650,000 units having a fair value of $1,059,963 to settle an account payable totaling $975,000 and thus recorded a loss of $84,963 on the settlement of account payable.

g)

The Company issued an 8% interest bearing promissory note having a principal balance of $216,000 in exchange for a promissory note that had a principal balance of $200,000 with accrued interest of $16,000 thereon.

Note 11	Subsequent Events

Subsequent to September 30, 2012;

a)	the Company issued a promissory note having a principal balance of $150,000 with terms that include interest at 8% per annum and maturing on March 31, 2013.

b)	the Company issued a promissory note having a principal balance of $50,000 with terms that include interest at 8% per annum and maturing on March 31, 2013.

ANAVEX LIFE SCIENCES CORP.

(A Development Stage Company)

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2013

(Stated in US Dollars)

(Unaudited)

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
June 30, 2013 and September 30, 2012
(Stated in US Dollars)
(Unaudited)

ASSETS	June 30,	September 30,
	2013	2012

Current
Cash	$1,645	$11,362
Deferred financing charge - Notes 4 and 5	1,835	1,215
	3,480	12,577
Equipment - Note 3	-	576
	$3,480	$13,153

LIABILITIES

Current
Accounts payable and accrued liabilities - Note 6	$2,799,244	$2,589,324
Promissory notes payable - Note 4	757,600	299,000
	3,556,844	2,888,324

CAPITAL DEFICIT

Capital stock - Note 5
Authorized: 150,000,000 common shares, par value $0.001 per share
Issued and outstanding: 30,240,687 common shares (September 30, 2012 - 30,240,687)	30,241	30,241
Additional paid-in capital	34,599,514	34,599,514
Share subscriptions received	33,348	-
Deficit accumulated during the development stage	(38,216,467)	(37,504,926)
	(3,553,364)	(2,875,171)
	$3,480	$13,153

Basis of Presentation and Liquidity - Note 1

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and nine months ended June 30, 2013 and 2012
and for the period from January 23, 2004 (Date of Inception) to June 30, 2013
(Stated in US Dollars)
(Unaudited)

					January 23, 2004
	Three months ended June 30,		Nine months ended June 30,		(Date of Inception) to
	2013	2012	2013	2012	June 30, 2013
Expenses
Accounting and audit fees	$22,368	$24,436	$105,276	$118,964	$767,390
Amortization and depreciation	-	465	576	1,394	5,631
Bank charges and interest	709	1,568	1,908	4,838	44,215
Consulting fees - Note 6 and 7	29,086	230,313	238,898	779,827	11,982,989
Insurance	-	-	-	9,630	58,996
Investor relations	(2,121)	15,000	31,479	37,638	863,186
Legal fees	27,876	21,629	99,774	97,783	769,799
Management fees - Note 6	-	-	-	-	14,625
Office and miscellaneous expense (recovery)	295	2,965	407	8,420	148,091
Registration and filing fees	3,375	3,110	18,498	20,759	172,896
Rent and administration	-	-	-	-	224,670
Research and development - Note 7	39,021	393,963	166,584	2,540,903	12,725,533
Travel	5,373	4,464	5,560	58,827	746,715
Website design and maintenance	-	-	-	-	28,417

Loss before other income (expenses)	(125,982)	(697,913)	(668,960)	(3,678,983)	(28,553,153)

Other income (expenses)
Interest and financing fees	(14,855)	(37,988)	(41,638)	(130,472)	(667,659)
Accretion of debt discount	-	(15,293)	-	(98,081)	(2,174,661)
Change in fair value of derivative liability	-	-	-	67,500	(463,274)
Debt conversion expense	-	-	-	-	(504,160)
Loss on settlement of accounts payable	-	-	-	-	(778,053)
Loss on extinguishment of debt	-	(3,829,328)	-	(3,829,328)	(4,515,540)
Foreign exchange gain (loss)	(11,087)	37,904	(943)	45,042	(9,163)

Net loss for the period	$(151,924)	$(4,542,618)	$(711,541)	$(7,624,322)	$(37,665,663)

Basic and diluted loss per share	$(0.01)	$(0.16)	$(0.02)	$(0.28)

Weighted average number of shares outstanding	30,240,687	28,355,453	30,240,687	27,476,394

SEE ACCOMPANYING NOTES

ANAVEX LIFESCIENCES CORP.
(A Development Stage Company)
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the nine months ended June 30, 2013 and 2012
and for the period from January 23, 2004 (Date of Inception) to June 30, 2013
(Stated in US Dollars)
(Unaudited)

			January 23, 2004
	Nine months ended June 30,		(Date of Inception) to
	2013	2012	June 30, 2013

Cash Flows used in Operating Activities
Net loss for the period	$(711,541)	$(7,624,322)	$(37,665,663)
Adjustments to reconcile net loss to net cash used in operations:
Amortization and depreciation	576	1,394	5,631
Accretion of debt discount	-	98,081	2,174,661
Stock-based compensation	-	302,208	4,842,547
Amortization of deferred financing charge	1,215	60,714	163,927
Change in fair value of derivative liability	-	(67,500)	463,274
Consulting expense recorded in exchange for shares to be issued	-	-	236,337
Common shares issued for consulting expenses	-	15,896	406,405
Promissory note issued for severance	-	-	71,500
Common shares issued for severance	-	75,000	415,600
Common shares issued for research and development expenses	-	-	800,000
Management fees contributed	-	-	14,625
Debt conversion expense	-	-	504,160
Loss on settlement of accounts payable	-	-	778,053
Loss on extinguishment of debt	-	3,829,328	4,515,540
Rent contributed	-	-	3,750
Unrealized foreign exchange	(7,282)	-	(7,282)
Changes in non-cash working capital balances related to operations:
VAT recoverable	-	809	-
Prepaid expenses	-	9,630	-
Accounts payable and accrued liabilities	423,967	1,857,755	6,196,515
Net cash used in operating activities	(293,065)	(1,441,007)	(16,080,420)

Cash Flows provided by Financing Activities
Issuance of common shares, net of share issue costs	-	996,250	10,246,833
Share subscriptions received	33,348	-	33,348
Proceeds from promissory notes	250,000	331,500	5,649,000
Deferred financing fee	-	(3,250)	(108,150)
Repayment of promissory note	-	-	(100,000)
Due to related parties	-	-	33,665
Shareholder advances	-	-	333,000
Net cash provided by financing activities	283,348	1,324,500	16,087,696

Cash Flows used in Investing Activities
Acquisition of equipment	-	-	(5,631)
Net cash used in investing activities	-	-	(5,631)

Increase (decrease) in cash during the period	(9,717)	(116,507)	1,645
Cash, beginning of period	11,362	134,702	-
Cash, end of period	$1,645	$18,195	$1,645

Supplemental Cash Flow Information - Note 8

SEE ACCOMPANYING NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN CAPITAL DEFICIT
For the period from January 23, 2004 (Date of Inception) to June 30, 2013
(Stated in US Dollars)
(Unaudited)

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Capital stock issued for cash on January 23, 2004 - at $0.0033	12,000,000	$12,000	$28,000	$-	$-	$40,000
Net loss from January 23, 2004 to September 30, 2004	-	-	-	-	(14,395)	(14,395)

Balance, September 30, 2004	12,000,000	12,000	28,000	-	(14,395)	25,605
Capital stock issued for cash on December 31, 2004 - at $0.0033	7,200,000	7,200	16,800	-	-	24,000
Management fees contributed	-	-	13,000	-	-	13,000
Rent contributed	-	-	3,000	-	-	3,000
Net loss for the year	-	-	-	-	(91,625)	(91,625)

Balance, September 30, 2005	19,200,000	19,200	60,800	-	(106,020)	(26,020)
Management fees contributed	-	-	1,625	-	-	1,625
Rent contributed	-	-	750	-	-	750
Debt forgiven by directors	-	-	33,666	-	-	33,666
Net loss for the year	-	-	-	-	(25,532)	(25,532)

Balance, September 30, 2006	19,200,000	19,200	96,841	-	(131,552)	(15,511)
Capital stock issued for research and development services on September 24, 2007 - at $3.60	222,222	222	799,778	-	-	800,000
Capital stock issued for settlement of loan payable on September 25, 2007 - at $3.60	92,500	93	332,907	-	-	333,000
Net loss for the year	-	-	-	-	(1,579,993)	(1,579,993)

Balance, September 30, 2007	19,514,722	$19,515	$1,229,526	$-	$(1,711,545)	$(462,504)

SEE ACCOMPANYING  NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN CAPITAL DEFICIT
For the period from January 23, 2004 (Date of Inception) to June 30, 2013
(Stated in US Dollars)
(Unaudited)

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2007 - brought forward	19,514,722	$19,515	$1,229,526	$-	$(1,711,545)	$(462,504)
Capital stock issued for cash on December 10, 2007 - at $3.50	150,000	150	524,850	-	-	525,000
Capital stock issued for consulting services on December 18, 2007 - at $3.86
	50,000	50	192,950	-	-	193,000
Capital stock issued in settlement of debt on December 18, 2007 - at $4.50	10,000	10	44,990	-	-	45,000
Stock-based compensation for shares issued at a discount	-	-	65,000	-	-	65,000
Capital stock issued for severance on May 15, 2008 - at $5.24	65,000	65	340,535	-	-	340,600
Common shares to be issued for consulting services	-	-	-	252,599	-	252,599
Common stock issued for consulting services on August 19, 2008 - at $5.07
	25,000	25	126,725	(126,750)	-	-
Capital stock issued for cash on August 19, 2008 - at $4.25	142,698	142	606,325	-	-	606,467
Stock-based compensation	-	-	1,493,937	-	-	1,493,937
Net loss for the year	-	-	-	-	(5,351,269)	(5,351,269)

Balance, September 30, 2008	19,957,420	$19,957	$4,624,838	$125,849	$(7,062,814)	$(2,292,170)

SEE ACCOMPANYING  NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN CAPITAL DEFICIT
For the period from January 23, 2004 (Date of Inception) to June 30, 2013
(Stated in US Dollars)
(Unaudited)

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2008 - brought forward	19,957,420	$19,957	$4,624,838	$125,849	$(7,062,814)	$(2,292,170)
Stock-based compensation	-	-	812,336	-	-	812,336
Capital stock issued for consulting services on November 20, 2008 - $2.63	25,000	25	65,725	(65,750)	-	-
Capital stock issued for consulting services on February 20, 2009 - $2.50	25,000	25	62,475	(62,500)	-	-
Capital stock issued for cash on March 6, 2009 - at $2.25	89,148	89	200,494	-	-	200,583
Capital stock issued for consulting services on March 20, 2009 - at $2.00	2,500	3	4,997	-	-	5,000
Capital stock issued for cash on March 20, 2009 - at $2.25	10,800	11	24,289	-	-	24,300
Capital stock issued for cash on June 11, 2009 - at $2.25	36,000	36	80,964	-	-	81,000
Capital stock issued for services on June 11, 2009 - at $2.25	29,227	29	65,731	-	-	65,760
Capital stock issued for cash on June 19, 2009 - at $2.25	495,556	496	1,114,504	-	-	1,115,000
Capital stock issued for finders' fees on June 26, 2009 - at $2.51	22,222	22	55,755	-	-	55,777
Shares to be issued for consulting services - Note 8	-	-	-	236,337	-	236,337
Capital stock issued for cash on August 19, 2009 - at $2.25	128,888	129	289,869	-	-	289,998
Less: Finders fees			(72,850)	-	-	(72,850)
Beneficial conversion features on convertible debt issuances	-	-	333,056	-	-	333,056
Extinguishment of debt	-	-	487,469	-	-	487,469
Cancellation of common shares	(75,000)	(75)	234,011	(233,936)	-	-
Share subscriptions received	-	-	-	300,000	-	300,000
Net loss for the year	-	-	-	-	(5,499,419)	(5,499,419)

Balance, September 30, 2009	20,746,761	$20,747	$8,383,663	$300,000	$(12,562,233)	$(3,857,823)

SEE ACCOMPANYING  NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN CAPITAL DEFICIT
For the period from January 23, 2004 (Date of Inception) to June 30, 2013
(Stated in US Dollars)
(Unaudited)

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2009 - brought forward	20,746,761	$20,747	$8,383,663	$300,000	$(12,562,233)	$(3,857,823)
Cumulative effect of accounting changes	-	-	(333,056)	-	(550,804)	(883,860)
Capital stock issued for cash on October 2, 2009 - at $2.25	266,666	267	599,733	(300,000)	-	300,000
Capital stock issued in settlement of promissory note on February 2, 2010 - at $2.02	49,505	49	99,951	-	-	100,000
Capital stock issued for cash on April 9, 2010 - at $2.60	92,499	93	240,405	-	-	240,498
Capital stock issued in settlement of debt on April 30, 2010 - at $2.85	9,825	9	27,991	-	-	28,000
Finders' fees paid in cash	-	-	(24,050)	-	-	(24,050)
Capital stock issued for cash on June 29, 2010 - at $2.50	941,000	941	2,351,559	-	-	2,352,500
Finders' fees paid in cash	-	-	(206,500)	-	-	(206,500)
Capital stock issued in settlement of debt on July 5, 2010 - at $2.50	400,000	400	999,600	-	-	1,000,000
Capital stock issued for cash on September 3, 2010 - at $2.75	163,000	163	448,087	-	-	448,250
Capital stock issued for finders' fees on September 3, 2010 - at $2.75	9,000	9	(9)	-	-	-
Finders' fees paid in cash	-	-	(15,125)	-	-	(15,125)
Shares issud on conversion of promissory note on September 30, 2010 - at $2.25	328,058	328	737,802	-	-	738,130
Shares issud on conversion of promissory note on September 30, 2010 - at $2.35	510,638	511	1,199,489	-	-	1,200,000
Reclassification of dervative liability on modification of note terms	-	-	3,144,520	-	-	3,144,520
Settlement of accounts payable	-	-	444,000	-	-	444,000
Stock-based compensation	-	-	770,055	-	-	770,055
Equity component of convertible promissory note	-	-	44,220	-	-	44,220
Net loss for the year	-	-	-	-	(8,783,037)	(8,783,037)

Balance, September 30, 2010	23,516,952	$23,517	$18,912,335	$-	$(21,896,074)	$(2,960,222)

SEE ACCOMPANYING  NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN CAPITAL DEFICIT
For the period from January 23, 2004 (Date of Inception) to June 30, 2013
(Stated in US Dollars)
(Unaudited)

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2010 - brought forward	23,516,952	$23,517	$18,912,335	$-	$(21,896,074)	$(2,960,222)
Capital stock issued for cash on November 18, 2010 - at $2.75	393,846	393	1,082,682	-	-	1,083,075
Less: Share Issue costs	-	-	(65,363)	-	-	(65,363)
Capital stock issued for finders' fees on November 18, 2010 - at $2.75	3,636	4	(4)	-	-	-
Shares issued on the conversion of promissory note on November 18, 2010 - at $2.25	853,075	853	1,918,565	-	-	1,919,418
Debt conversion expense	-	-	504,160	-	-	504,160
Shares issued on the conversion of a promissory note on November 18, 2010 - at $4.12	145,063	145	597,515	-	-	597,660
Capital stock issued in settlement of debt on November 18, 2010 - at $4.12	181,818	182	748,908	-	-	749,090
Capital stock issued for cash on November 25, 2010 - at $3.35	29,851	30	99,970	-	-	100,000
Capital stock issued for finders' fees on on November 25, 2010 - at $3.35	2,985	3	(3)	-	-	-
Capital stock issued for cash on February 1, 2011 - at $3.75	61,014	61	228,739	-	-	228,800
Capital stock issued for cash on May 3, 2011 - at $3.00	33,334	34	99,966	-	-	100,000
Capital stock issued on exercise of warrants for cash on June 19, 2011 - at $2.25	700,000	700	1,574,300	-	-	1,575,000

Equity units issued in settlement of an account payable on September 28, 2011	650,000	650	1,059,313			1,059,963
Stock-based compensation	-	-	1,273,162	-	-	1,273,162
Net loss for the period	-	-	-	-	(7,307,147)	(7,307,147)

Balance, September 30, 2011	26,571,574	$26,572	$28,034,245	$-	$(29,203,221)	$(1,142,404)

SEE ACCOMPANYING  NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN CAPITAL DEFICIT
For the period from January 23, 2004 (Date of Inception) to June 30, 2013
(Stated in US Dollars)
(Unaudited)

					Deficit
	Common Stock				Accumulated
	Shares	Par Value	Additional	Common	During the
			Paid-in	Shares to be	Development
			Capital	Issued	Stage	Total

Balance, September 30, 2011 - brought forward	26,571,574	$26,572	$28,034,245	$-	$(29,203,221)	$(1,142,404)
Capital stock issued for cash on December 6, 2011 - at $1.25	615,600	616	768,884	-	-	769,500
Less: Share Issue costs	-	-	(77,000)	-	-	(77,000)
Capital stock issued for cash on February 9, 2012 - at $1.25	270,000	270	337,230	-	-	337,500
Less: Share Issue costs	-	-	(33,750)	-	-	(33,750)
Equity units issued for services on February 9, 2012 - at $1.99	8,000	8	15,888	-	-	15,896
Equity units issued for settlement of loans payable on May 31, 2012	2,700,513	2,700	5,176,884	-	-	5,179,584
Capital stock issued for services on July 12, 2012 - at $1.00	75,000	75	74,925	-	-	75,000
Stock-based compensation	-	-	302,208	-	-	302,208
Net loss for the period	-	-	-	-	(8,301,705)	(8,301,705)

Balance, September 30, 2012	30,240,687	30,241	34,599,514	-	(37,504,926)	(2,875,171)
Common stock subscribed for cash - at $0.40	-	-	-	33,348	-	33,348
Net loss for the period	-	-	-	-	(711,541)	(711,541)

Balance, June 30, 2013	30,240,687	$30,241	$34,599,514	$33,348	$(38,216,467)	$(3,553,364)

SEE ACCOMPANYING  NOTES

ANAVEX LIFE SCIENCES CORP.
(A Development Stage Company)
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2013
(Stated in US Dollars)
(Unaudited)

Note 1	Business Description, Basis of Presentation and Liquidity

Business

The Company is engaged in the development of drug candidates. The Company’s lead compound, ANAVEX 2-73, developed to treat Alzheimer’s disease through disease modification, is in human clinical trials. In pre-clinical studies conducted in France and other EU institutes, ANAVEX 2-73 demonstrated anti-amnesic and neuroprotective properties. Based on these preclinical studies, the Company sponsored a Phase 1 single ascending dose study of ANAVEX 2-73 initiated and completed in 2011. This study was conducted in Germany in collaboration with ABX-CRO Advanced Pharmaceutical Services (ABX-CRO). The study indicated that ANAVEX 2-73 was well tolerated by study subjects in doses up to 55mg. The Company plans to initiate a multiple ascending dose study of ANAVEX 2-73 in the near future, provided sufficient capital is available. Additionally the Company intends to identify and initiate discussions with potential partners in the next 12 months. Further, we may acquire or develop new intellectual property and assign, license, or otherwise transfer our intellectual property to further our goals.

These unaudited interim condensed financial statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. The interim results are not necessarily indicative of the operating results expected for the fiscal year ending on September 30, 2013. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures herein are adequate to make the information presented not misleading.

Basis of Presentation and Liquidity

These interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and the instructions to Form 10-Q.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
June 30, 2013
(Stated in US Dollars) – Page 2
(Unaudited)

Note 1	Business Description, Basis of Presentation and Liquidity – (cont’d)

These unaudited interim condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its obligations and commitments in the normal course of operations. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At June 30, 2013, the Company had an accumulated deficit of $38,216,467 (September 30,2012 - $37,504,926), had a working capital deficit of $3,553,364 and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management expects the Company’s cash requirement over the next twelve months to be approximately $5,000,000. In addition to funding its general and corporate expenses and its research and development activities, the Company is obligated to address its current liabilities totaling $3, 556,844. While the Company is expending best efforts to achieve the above plans, there is no assurance that any such activity will generate funds for operations. See Note 9 Subsequent Events.

Note 2	Recent Accounting Pronouncements

There are no new accounting pronouncements that the Company recently adopted or are pending the Company’s adoption that are expected to have a material impact on the company’s results of operations, financial position or cash flows.

Note 3	Equipment

	June 30, 2013
		Accumulated
	Cost	Depreciation	Net

Computer equipment	$5,631	$5,631	$-

	September 30, 2012
		Accumulated
	Cost	Depreciation	Net

Computer equipment	$5,631	$5,055	$576

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
June 30, 2013
(Stated in US Dollars) – Page 3
(Unaudited)

Note 4	Promissory Notes Payable

	June 30,	September 30,
	2013	2012
Promissory note dated June 6, 2012 bearing interest at 8% per annum, due on demand	$49,000	$49,000
Promissory note dated June 26, 2012 bearing interest at 8% per annum, due on demand	250,000	250,000
Promissory note dated October 17, 2012 bearing interest at 8% per annum, due on demand	150,000	-
Promissory note dated November 14, 2012 bearing interest at 8% per annum, due on demand	50,000	-
Promissory note dated December 31, 2012 bearing interest at 12% per annum, due on September 30, 2013	100,000	-
Promissory note dated January 9, 2013 with a principal balance of CDN$86,677, bearing interest at 12% per annum, secured by all the present and future assets of the Company and is due on demand	82,344	-
Promissory note dated January 9, 2013 with a principal balance of CDN$27,639, bearing interest at 12% per annum, secured by all the present and future assets of the Company and due on demand	26,256	-
Promissory note dated February 8, 2013 bearing interest at 10% per annum, due on demand	50,000	-
	757,600	299,000
Less: current portion	(757,600)	(299,000)
	$-	$-

On June 6, 2012, the Company issued a promissory note having a principal balance of $49,000 with terms that include interest at 8% per annum and maturing on December 3, 2012. This note matured during the nine months ended June 30, 2013 and subsequent to June 30, 2013, this note, along with accrued interest of $3,200, was settled in exchange for 130,501 units of the Company. Each unit consisted of one share of common stock of the Company and one share purchase warrant, with each warrant entitling the holder thereof to purchase one share of common stock at a price of $0.75 per share for a period of five years from the date of issuance. In connection with the issuance of this note, the Company paid a finder’s fee totaling $4,900 which was deferred and amortized to income using the effective interest method over the terms of the note. As at June 30, 2013, there remained an unamortized balance of $Nil (September 30, 2012: $1,215) in respect of this deferred financing charge.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
June 30, 2013
(Stated in US Dollars) – Page 4
(Unaudited)

Note 4	Promissory Notes Payable – (cont’d)

On June 26, 2012, the Company issued a promissory note having a principal balance of $250,000 with terms that include interest at 8% per annum and maturing on March 31, 2013. During the nine months ended June 30, 2013, the expiry date was extended to June 30, 2013 and subsequent to June 30, 2013, this note, along with accrued interest of $15,233, was settled in exchange for 663,082 units of the Company. Each unit consisted of one share of common stock of the Company and one share purchase warrant, with each warrant entitling the holder thereof to purchase one share of common stock at a price of $0.75 per share for a period of five years from the date of issuance.

On October 17, 2012, the Company issued a promissory note having a principal balance of $150,000 with terms that include interest at 8% per annum and maturing on March 31, 2013. During the nine months ended June 30, 2013, the expiry date was extended to June 30, 2013 and subsequent to June 30, 2013, this note, along with accrued interest of $5,425 was settled in exchange for 388,562 units of the Company. Each unit consisted of one share of common stock of the Company and one share purchase warrant, with each warrant entitling the holder thereof to purchase one share of common stock at a price of $0.75 per share for a period of five years from the date of issuance.

On November 14, 2012, the Company issued a promissory note having a principal balance of $50,000 with terms that include interest at 8% per annum and maturing on March 31, 2013. During the nine months ended June 30, 2013, the expiry date was extended to June 30, 2013 and subsequent to June 30, 2013, this note, along with accrued interest of $1,501 was settled in exchange for 128,753 units of the Company. Each unit consisted of one share of common stock of the Company and one share purchase warrant, with each warrant entitling the holder thereof to purchase one share of common stock at a price of $0.75 per share for a period of five years from the date of issuance.

On December 31, 2012, the Company issued a promissory note having a principal balance of $100,000 in exchange for an accounts payable owing in respect of unpaid consulting fees. This note is accruing interest at 12% per annum and matured on June 30, 2013. This note was not repaid on June 30, 2013 and the maturity date was extended to September 30, 2013.

On January 9, 2013, the Company issued two promissory notes (the “Secured Notes”);

a)

issued a promissory note in the amount of $82,344 (CDN$86,677) to the President, Secretary, Treasurer, CFO and director of the Company (the “President”) in exchange for unpaid consulting fees owing to the President. The note is bearing interest at 12% per annum and was due June 30, 2013.

b)

issued a promissory note in the amount of $26,256 (CDN$27,639) to a director of the Company (the “Director”) in exchange for unpaid consulting fees owing to the Director. The note is bearing interest at 12% per annum and was due June 30, 2013.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
June 30, 2013
(Stated in US Dollars) – Page 5
(Unaudited)

Note 4	Promissory Notes Payable – (cont’d)

The Secured Notes are secured by a charge over the assets of the Company, including a restriction on the transfer of cash by the Company and a charge over the intellectual property of the Company. The security interests of the Secured Notes is ranked senior to any and all security interests granted prior to the issuance of the notes and to all subsequent security interests granted, unless the holders agree in writing to other terms.

In addition, if the promissory notes are not repaid within 10 days of their maturity dates, they shall bear late fees in addition to interest accruing, at a rate of $100 per day per note.

In an event of default by the Company under the terms of the promissory notes, the notes shall bear additional late fees of $500 per day per note.

Subsequent to the issuance of these promissory notes, the President resigned as President, Secretary, Treasurer, CFO and director of the Company and the Director resigned as director of the Company.

The Company did not repay the notes on June 30, 2013. The Company has disputed the issuance of the Secured Notes and should there be an attempt to enforce the Secured Notes or collection on them, the Company will consider a legal remedy.

On February 8, 2013, the Company issued a promissory note having a principal balance of $50,000 with terms that include interest at 10% per annum and maturing on June 8, 2013. This note was not repaid on June 8, 2013 and subsequent to June 30, 2013, this note, along with accrued interest of $699 was settled in exchange for 126,747 units of the Company. Each unit consisted of one share of common stock of the Company and one share purchase warrant, with each warrant entitling the holder thereof to purchase one share of common stock at a price of $0.75 per share for a period of five years from the date of issuance.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
June 30, 2013
(Stated in US Dollars) – Page 6
(Unaudited)

Note 5	Capital Stock

On May 24, 2006, the board of directors approved a six (6) for one (1) forward split of the authorized issued and outstanding common stock. The Company’s authorized capital increased from 25,000,000 shares of common stock to 150,000,000 shares of common stock.

On September 24, 2007, the Company issued 222,222 common shares common shares at $3.60 per share for a total of $800,000 for research and development expenses. The common shares were recorded based upon the quoted market price of the Company’s common stock on the agreement date.

On September 25, 2007, the Company settled a loan payable in the amount of $333,000 by issuing 92,500 common shares at $3.60 per share, being the quoted market price of the Company’s common stock on the settlement date.

On December 10, 2007, the Company issued 150,000 units at $3.50 per unit for proceeds of $525,000. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $5.00 per share until December 10, 2009.

On December 18, 2007, the Company issued 10,000 shares at $4.50 per share for a total of $45,000 pursuant to an agreement to settle a debt and issued 50,000 shares at $3.86 per share for a total of $193,000 pursuant to a consulting agreement. The Company recorded compensation expense of $65,000 in respect of these issuances based on the excess of the fair value of these shares over the balances at which they were recorded by the Company.

On May 15, 2008, the Company issued 65,000 common shares at $5.24 per share for a total of $340,600 to its former CEO in accordance with the terms of a severance agreement upon the termination of his services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the agreement date.

On August 19, 2008, the Company issued 25,000 common shares at $5.07 per share for a total of $ 126,750 to a director of the Company pursuant to an agreement to provide consulting services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the agreement date.

On August 19, 2008, the Company issued 142,698 units at $4.25 per unit for proceeds of $606,467 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $5.00 per share until August 19, 2009.

On November 20, 2008, the Company issued 25,000 common shares at $2.63 per share for a total of $65,750 to a director of the Company pursuant to an agreement to provide consulting services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the issuance date.

On February 20, 2009, the Company issued 25,000 common shares at $2.50 per share for a total of $62,500 to a director of the Company pursuant to an agreement to provide consulting services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the issuance date.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
June 30, 2013
(Stated in US Dollars) – Page 7
(Unaudited)

Note 5	Capital Stock – (cont’d)

On March 6, 2009, the Company issued 89,148 units at $2.25 per unit for proceeds of $200,583 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until March 6, 2010.

On March 20, 2009, the Company issued 10,800 units at $2.25 per unit for proceeds of $24,300 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until March 20, 2010.

On March 20, 2009, the Company issued 2,500 common shares at $2.00 per share for a total of $5,000 to a public relations consultant pursuant to an agreement to provide consulting services. The common shares were recorded based upon the quoted market price of the Company’s common stock on the issuance date.

On May 14, 2009, the Company entered into a revised consulting agreement with a director whereby the consultant returned 75,000 common shares to the Company for cancellation. The return of shares was recorded in the same amount at which they were originally issued.

On June 11, 2009 the Company issued 36,000 units at $2.25 per unit for proceeds of $81,000 pursuant to private placement agreements. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until June 11, 2010. The Company paid finders’ fees in the amount of $8,100 in relation to this private placement.

On June 11, 2009 the Company issued 29,227 common shares at $2.25 per share for service rendered by consultants. The common shares were recorded based upon the fair value of the Company’s common stock on the issuance date of the shares.

On June 19, 2009, the Company issued 495,556 units at $2.25 per unit for total proceeds of $1,115,000 pursuant to private placement agreements. Each unit consisted on one common share and one and one-half of a common share purchase warrant entitling the holder to purchase additional common shares at $2.25 per share until June 19, 2011.

On June 26, 2009, the Company issued 22,222 common shares at $2.51 per share for finder’s fees related to the issuance of a $500,000 note payable. The common shares were recorded based upon the quoted market price of the Company’s common stock on the issue date.

On August 19, 2009, the Company issued 128,888 units at $2.25 per Unit for total proceeds of $289,998. Of these placements, 40,000 Units consisted of one common share and one share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until July 9, 2010 and 88,888 Units consisted on one common share and one and one-eighth share purchase warrant entitling the holder to purchase an additional common shares at $2.25 per share until August 4, 2011. The Company paid finders’ fees totalling $19,000 in respect of these private placements.

On October 2, 2009 the Company issued 266,666 units at $2.25 per unit for proceeds of $600,000 pursuant to private placement agreement. Each unit consisted of one common share and one and one-eighth common share purchase warrant entitling the holder to purchase an additional common share at $2.25 per share until October 2, 2011. The Company had received $300,000 of this amount in the year ended September 30, 2010.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
June 30, 2013
(Stated in US Dollars) – Page 8
(Unaudited)

Note 5	Capital Stock – (cont’d)

On February 2, 2010 the Company issued 49,505 common shares of the Company, at their fair value of $2.02 per share pursuant to an agreement with a former officer to settle an outstanding amount owed.

On April 9, 2010, the Company issued 92,499 units at $2.60 per unit for proceeds of $240,498 pursuant to private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $3.50 per share until April 9, 2011.

On April 30, 2010, the Company issued 9,825 common shares of the Company, at $2.85 per share as consideration for terminating a consulting agreement and for services rendered under the agreement. The common shares were recorded based upon the quoted market price of the Company’s common stock on the date of the termination of the agreement.

On June 29, 2010, the Company issued 941,000 units at $2.50 per unit for total proceeds of $2,352,500 pursuant to private placement agreements. Each unit consisted on one common share and one-half of a common share purchase warrant entitling the holder to purchase additional common shares at $3.50 per share until December 29, 2011.

On July 5, 2010, the Company issued 400,000 units in settlement of $1,000,000 owing to a creditor. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at 3.50 per share until January 5, 2012. The fair value of the units issued was determined to be $1,444,000 on the date they were issued and thus the Company recorded a loss on settlement of accounts payable of $444,000 with a corresponding credit to additional paid-in capital of the same amount on date of issuance. The fair value of the shares included in the units was determined with reference to their quoted market price and the value of the warrants was determined using the Black-Scholes model with the following assumptions: exercise price - $3.50, stock price - $3.15, expected volatility – 68.45%, expected life – 1.5 years, dividend yield – 0.00% .

On September 3, 2010, the Company issued 163,000 units at $2.75 per unit for proceeds of $448,250 pursuant to private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $3.75 per share until March 3, 2012.

On September 3, 2010, the Company issued 9,000 units at $2.75 per unit for finder’s fees related to the private placement of the same date. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $3.75 per share until March 3, 2012.

On September 30, 2010, the Company issued 510,638 common shares at $2.35 per share pursuant to the terms of a convertible note payable.

On September 30, 2010, the Company issued 82,310 units at $2.25 per unit pursuant to the terms of convertible notes payable. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $3.50 per share until September 30, 2011.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
June 30, 2013
(Stated in US Dollars) – Page 9
(Unaudited)

Note 5	Capital Stock – (cont’d)

On September 30, 2010, the Company issued 245,748 units at $2.25 per unit pursuant to the terms of convertible notes payable. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $3.00 per share until September 30, 2012.

On November 18, 2010, the Company issued 393,846 units at $2.75 per unit for proceeds of $1,083,075 pursuant to a private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $4.50 per share until May 18, 2012. The Company paid a finder’s fee totalling $65,363 in respect of this private placement.

On November 18, 2010, the Company issued 3,636 units at $2.75 per unit for finder’s fees related to the private placement of the same date. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $4.50 per share until May 18, 2012.

On November 18, 2010, the Company issued 853,075 units in the conversion of two notes payable originally convertible at $2.50. The Company recorded debt conversion expense of $504,160, related to the fair value of the additional units issued as a result of converting at the lower conversion price. Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $3.00 per share until November 18, 2012. The fair value of the shares included in the units was determined with reference to their quoted market price and the value of the warrants was determined using the Black-Scholes model with the following assumptions: exercise price - $3.00, stock price - $4.12, expected volatility – 78.33%, expected life – 2.0 years, dividend yield – 0.00%, risk-free rate – 0.52% .

On November 18, 2010, the Company issued 145,063 shares of common stock at their fair value of $4.12 per share based on their quoted market price pursuant to settling non-convertible interest bearing notes payable outstanding in the amount of $398,922, including accrued interest of $26,032. The Company recorded a loss on settlement of debt of $198,738 based on the difference between the carrying value of the debt settled and the fair value of the shares issued. On November 18, 2010, the Company issued 181,818 shares of common stock at their fair value of $4.12 per share based on the quoted value of units issued in a private placement on the same date to one creditor in settlement of $500,000 of debt owing. The Company recorded a loss on settlement of accounts payable of $249,090 based on the difference of the carrying value of the account payable and the fair value of the shares issued.

On November 25, 2010, the Company issued 29,851 units at $3.35 per unit for proceeds of $100,000 pursuant to a private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $4.50 per share until November 25, 2012.

On November 25, 2010, the Company issued 2,985 units at $3.35 per unit for finder’s fees related to the private placement of the same date. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $4.50 per share until November 25, 2012.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
June 30, 2013
(Stated in US Dollars) – Page 10
(Unaudited)

Note 5	Capital Stock – (cont’d)

On February 1, 2011, the Company issued 61,014 units at $3.75 per unit for proceeds of $228,800 pursuant to a private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $5.25 per share until August 1, 2012.

On May 3, 2011, the Company issued 33,334 units at $3.00 per unit for proceeds of $100,000 pursuant to a private placement agreement. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $4.00 per share until April 20, 2013.

On June 19, 2011, the Company issued 700,000 common shares at $2.25 per share for proceeds of $1,575,000 pursuant to the exercise of warrants.

On September 26, 2011, the Company issued 650,000 units in settlement of $975,000 of debt owing. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $2.00 per share until September 26, 2012. The Company recorded a loss on settlement of account payable in the amount of $84,963 based on the fair value of shares being $975,000 at their issuance and the fair value of the warrants determined to be $84,963. The fair value of the shares included in the units was determined with reference to their quoted market price and the value of the warrants was determined using the Black-Scholes model with the following assumptions: exercise price - $2.00, stock price - $1.50, expected volatility – 69%, expected life – 1.0 years, dividend yield – 0.00%, risk-free interest rate – 0.10% .

On December 6, 2011, the Company issued 615,600 units at $1.25 per unit for proceeds of $769,500 pursuant to private placement agreements. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $2.00 per share until December 6, 2012. The Company paid finder’s fees of $77,000 in connection with this private placement.

On February 9, 2012 the Company issued 8,000 units for service rendered by a director and officer of the Company. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $2.00 per share until February 9, 2013. The fair value of the units issued was determined to be $15,896 on the date they were issued and the Company recorded consulting fees of $15,896 on the statement of operations for the year ended September 30, 2012. The fair value of the shares included in the units was determined with reference to their quoted market price and the value of the warrants was determined using the Black-Scholes model with the following assumptions: exercise price - $2.00, stock price - $1.74, expected volatility – 84.88%, expected life – 1.0 years, risk free interest rate – 0.15%, dividend yield – 0.00% .

On February 9, 2012, the Company issued 270,000 units at $1.25 per unit for proceeds of $337,500 pursuant to private placement agreements. Each unit consisted of one common share and one-half common share purchase warrant entitling the holder to purchase an additional common share at $2.00 per share until February 9, 2013. The Company paid a finder’s fee of $33,750 in connection with this private placement.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
June 30, 2013
(Stated in US Dollars) – Page 11
(Unaudited)

Note 5	Capital Stock – (cont’d)

On May 31, 2012, the Company issued 2,700,513 units in settlement of $1,297,889 in promissory notes and $52,367 of accrued interest on these notes, which was included in accounts payable and accrued liabilities Each unit consisted of one common share and one common share purchase warrant entitling the holder to purchase an additional common share at $0.75 per share until November 30, 2013.

On June 26, 2012, the Company agreed to issue 75,000 common shares to the former president of the Company for past services and in final settlement of a consulting agreement dated February 1, 2007. These shares were issued on July 12, 2012.

Note 6	Related Party Transactions

The following amounts have been donated to the Company by the directors:

					January 23, 2004
	Three months ended June 30,		Nine months ended June 30,		(Date of Inception)
	2013	2012	2013	2012	to June 30, 2013

Management fees	$-	$-	$-	$-	$14,625
Rent	-	-	-	-	3,750
Debt forgiven by directors	-	-	-	-	33,666
	$-	$-	$-	$-	$52,041

During the three and nine months ended June 30, 2013, the Company was charged consulting fees totaling $Nil and $81,072, respectively (2012: $67,500 and $217,170, respectively) by directors and officers of the Company (2012: by directors, officers and a significant shareholder of the Company).

As at June 30, 2013, included in accounts payable and accrued liabilities is $33,129 (September 30, 2012: $127,452) owing to directors and officers of the Company , a former director and officer of the Company, and to a company controlled by a director and officer of the Company.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
June 30, 2013
(Stated in US Dollars) – Page 12
(Unaudited)

Note 7	Commitments

a)	Share Purchase Warrants

A summary of the Company’s share purchase warrants outstanding is presented below:

		Weighted
		Average
		Exercise
	Number of Shares	Price

Balance, September 30, 2011	2,655,479	$3.16
Expired	(1,552,651)	$3.16
Issued	3,147,313	$3.07
Balance, September 30, 2012	4,250,141	$1.16
Expired	(1,549,628)	$2.56
Balance, June 30, 2013	2,700,513	$0.75

At June 30, 2013, the Company has 2,700,513 share purchase warrants outstanding exercisable at $0.75 per share until November 30, 2013.

During the nine months ended June 30, 2012, the exercise price and expiry of 200,000 warrants exercisable at $3.50 and expiring January 5, 2012 were modified with the fair value of this modification was determined to be $80,200 and was determined using the Black- Scholes option pricing model using the following weighted average assumptions: risk-free interest rate: 0.11%, expected life: 1.0 year, annualized volatility: 79.46%, dividend rate: 0%.

b)	Stock–based Compensation Plan

In April, 2007, the Company adopted a stock option plan which provides for the granting of stock options to selected directors, officers, employees or consultants in an aggregate amount of up to 3,000,000 common shares of the Company and, in any case, the number of shares to be issued to any one individual pursuant to the exercise of options shall not exceed 10% of the issued and outstanding share capital. The granting of stock options, exercise prices and terms are determined by the Company's Board of Directors. If no vesting schedule is specified by the Board of Directors on the grant of options, then the options shall vest over a 4-year period with 25% the granted vesting each year commencing 1 year from the grant date. For stockholders who have greater than 10% of the outstanding common shares of the Company and who have granted options, the exercise price of their options shall not be less than 110% of the fair of the stock on grant date. Otherwise, options granted shall have an exercise price equal to their fair value on grant date.

On February 2, 2011, the Company amended and restated the 2007 stock option plan to increase the number of options authorized to 4,000,000.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
June 30, 2013
(Stated in US Dollars) – Page 13
(Unaudited)

Note 7	Commitments – (cont’d)

b)	Stock–based Compensation Plan – (cont’d)

A summary of the status of Company’s outstanding stock purchase options for the nine months ended June 30, 2013 is presented below:

		Weighted
	Number of	Average	Weighted Average
	Shares	Exercise Price	Grant Date fair value
Outstanding at September 30, 2011	2,375,000	$3.18
Forfeited	(1,100,000)	$2.82
Granted	500,000	$1.50	$0.72
Outstanding at September 30, 2012	1,775,000	$2.94
Expired	(150,000)	$3.86
Forfeited	(150,000)	$2.90
Outstanding at June 30, 2013	1,475,000	$2.77
Exercisable at June 30, 2013	705,000	$2.86
Exercisable at September 30, 2012	905,000	$2.81

At June 30, 2013, the following stock options were outstanding:

Number of Shares					Aggregate	Remaining
		Number	Exercise		Intrinsic	Contractual
Total		Vested	Price	Expiry Date	Value	Life (yrs)
150,000	(1)	150,000	$3.10	June 30, 2014	-	1.00
400,000	(2)	400,000	$2.50	September 15, 2013	-	0.21
500,000	(3)	-	$2.50	October 19, 2013	-	0.30
5,000	(4)	5,000	$2.50	March 2, 2014	-	0.67
50,000	(5)	50,000	$3.50	June 30, 2014	-	1.00
100,000	(6)	100,000	$3.67	March 30, 2016	-	2.75
270,000	(7)	-	$3.00	February 8, 2017	-	3.61
1,475,000		705,000			-

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted market price of the Company’s stock for the options that were in-the-money at June 30, 2013.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
June 30, 2013
(Stated in US Dollars) – Page 14
(Unaudited)

Note 7	Commitments – (cont’d)

b)	Stock–based Compensation Plan – (cont’d)

(1)

As at June 30, 2013 and September 30, 2012, these options had fully vested. During the year ended September 30, 2012, the expiry of these options was extended from June 3, 2013 to June 30, 2014. The fair value of this modification was determined to be $18,600 and was determined using the Black-Scholes option pricing model using the following weighted average assumptions: risk-free interest rate: 0.31%, expected life: 2.0 years, annualized volatility: 84.74%, dividend rate: 0%. The Company did not recognize any stock-based compensation for these options during the nine months ended June 30, 2013 (2012: $18,600).

(2)

As at June 30, 2013 and September 30, 2012, these options had fully vested. The Company did not recognize any stock-based compensation for these options during the nine months ended June 30, 2013 (2012: $ nil).

(3)

As at June 30, 2013 and September 30, 2012, none of these options have vested. The options vest as to 100,000 per compound entered into a phase II trial. The fair value of these options was calculated to be $740,000, which the Company has not yet recognized in the financial statements as the performance conditions have not yet been met.

(4)

As at June 30, 2013 and September 30, 2012, these options had fully vested. The Company did not recognize any stock-based compensation for these options during the nine months ended June 30, 2013 (2011: $nil).

(5)

As at June 30, 2013 and September 30, 2012, these options had fully vested. The Company did not recognize any stock-based compensation during the nine months ended June 30, 2013 (2012: $nil). During the year ended September 30, 2012, the expiry of these options was shortened from June 29, 2015 to June 30, 2014. The Company did not recognize any stock based compensation expense in connection with this modification because the fair value of the modified options was less than the fair value of the options under the old terms.

(6)

As at June 30, 2013 and September 30, 2012, these options had fully vested. The fair value of these options at issuance was calculated to be $267,000. The Company did not recognize any stock-based compensation during the nine months ended June 30, 2013 (2012: $6,500).

(7)

As at June 30, 2013 and September 30, 2012, these options have not vested. The options vest upon one or more compounds: entering Phase II trial – 90,000 options; entering Phase III trial – 90,000 options; and receiving FDA approval – 90,000 options. No stock- based compensation has been recorded in the financial statements as none of the performance conditions have yet been met.

During the nine months ended June 30, 2013, 150,000 options were forfeited for which the Company had recognized stock-based compensation of $Nil (2012: $163,415) during the nine months ended June 30, 2013.

During the year ended September 30, 2012, 500,000 options were forfeited for which the Company had recognized stock-based compensation of $33,493 during the nine months ended June 30, 2012.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
June 30, 2013
(Stated in US Dollars) – Page 15
(Unaudited)

Note 7	Commitments – (cont’d)

b)	Stock–based Compensation Plan – (cont’d)

The fair value of stock options granted has been determined using the Black-Scholes option pricing model using the following weighted average assumptions applied to stock options granted during the periods:

	Nine months ended June 30, 2013
	2013	2012
Risk-free interest rate	-	0.83% - 2.19%
Expected life of options	-	4.25 - 5.0 years
Annualized volatility	-	57.87% - 95.25%
Dividend rate	-	0.00%

At June 30, 2013, the following summarizes the unvested stock options:

			Weighted
			Average
	Number of	Weighted Average	Grant-Date
	Shares	Exercise Price	Fair Value
Unvested options at September 30, 2011	1,445,000	$3.33	$2.17
Granted	500,000	$1.50	$0.72
Forfeited	(900,000)	$2.74	$1.60
Vested	(175,000)	$3.71	$2.70
Unvested options at September 30, 2012	870,000	$2.81	$1.82
Expired	(100,000)	$3.86	$2.49
Unvested options at June 30, 2013	770,000	$2.68	$1.74

As at June 30, 2013, there was no unrecognized compensation cost associated with unvested share-based compensation awards that will become vested exclusive of achieving any performance milestones that is expected to be recognized in current fiscal year. There has been no stock-based compensation recognized in the financial statements for the nine months ended June 30, 2013 (2012: $nil) for options that will vest upon the achievement of performance milestones because the Company has determined that satisfaction of the performance milestones is not probable. Compensation relating to stock options exercisable upon achieving performance milestones will be recognized in the period the milestones are achieved.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
June 30, 2013
(Stated in US Dollars) – Page 16
(Unaudited)

Note 7	Commitments – (cont’d)

b)	Stock–based Compensation Plan – (cont’d)

Stock-based compensation amounts, including those relating to shares issued for services during the three and nine months ended June 30, 2013 and 2012 are classified in the Company’s Statement of Operations as follows:

	Three months ended		Nine months ended
	June 30,		June 30,
	2013	2012	2013	2012
Consulting fees	$-	$93,600	$-	$312,903
Research and development		-		80,200
	$-	$93,600	$-	$393,103

c)	Share Subscriptions Received

During the nine months ended June 30, 2013, the Company received $33,348 in share subscriptions in respect of a private placement which closed on July 5, 2013 (Note 9). In connection with these share subscriptions, the Company has agreed to pay a finder’s fee of $1,835. This amount is included in deferred financing fees at June 30, 2013, to be recorded as a share issuance costs upon closing of the transaction

Note 8	Supplemental Cash Flow Information

Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statement of cash flows.

During the nine months ended June 30, 2013, the Company issued three promissory notes in the principal amounts of $100,000, $82,344 (CDN$86,677) and $26,256 (CDN$27,639) in exchange for accounts payable owing to three vendors in respect of unpaid consulting fees.

During the nine months ended June 30, 2012,

i)

The Company issued 544,667 units of the Company at their fair value of $1.918 per unit to settle a convertible interest bearing note payable outstanding in the amount of $272,333, including accrued interest of $22,333 included in accounts payable and accrued liabilities and 2,155,846 units of the Company at their fair value of $1.918 per unit to settle non-convertible interest bearing notes payable outstanding in the amount of $1,077,923 including accrued interest of $30,034 included in accounts payable and accrued liabilities. Each unit consisted of one common share and one common share purchase warrant exercisable into one additional common share for $0.75 per share until November 30, 2013. The Company recorded a loss on debt settlement of $3,829,333 as a result of this transaction.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
June 30, 2013
(Stated in US Dollars) – Page 17
(Unaudited)

Note 8	Supplemental Cash Flow Information – (cont’d)

ii)

During the period ended June 30, 2012, the Company agreed to issue 75,000 common shares at their fair value of $1.00 per share for a total of $75,000 to the former President of the Company pursuant to a severance agreement.

These transactions have been excluded from the statement of cash flows.

Note 9	Subsequent Events

a)	On July 5, 2013, the Company;

i)

extinguished promissory notes totaling $549,000 along with accrued interest of $26,058, in exchange for 1,437,645 units of the Company. Accrued interest of $11,449 relating to these promissory notes was also forgiven;

	ii)	settled accounts payable in the amount of $1,108,506 in exchange for 2,771,265 units of the Company;

	iii)	issued 2,196,133 units of the Company at $0.40 per unit for gross proceeds of $878,453 (the “Private Placement”).

Each unit consisted of one share of the Company’s common stock and one common stock purchase warrant. Each Warrant entitles the holder thereof to purchase shares of common stock at a price of $0.75 per share for a period of five years from the date of issuance.

In connection with the Private Placement, the Company’s financial advisor and placement agent received as compensation for its services a cash fee equal to ten percent (10%) on the gross proceeds received by the Company and warrants to purchase shares of the Company’s common stock equal to two percent (2%) of the aggregate number of shares of common stock issued in connection with the Private Placement.

b)

On July 5, 2013, the Company entered into a Purchase Agreement (the “LPC Purchase Agreement”), with Lincoln Park Capital Fund, LLC (‘the “Investor”). Pursuant to the terms of the LPC Purchase Agreement, the Company (a) agreed to issue and sell to the Investor up to $10,000,000 of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in tranches of equity, based upon a specified discount to the market price of the Common Stock, following notice by the Company of an election to sell shares. Pursuant to the LPC Purchase Agreement, the Investor initially purchased 250,000 shares of the Company’s common stock for $100,000.

Anavex Life Sciences Corp.
(A Development Stage Company)
Notes to the Interim Condensed Consolidated Financial Statements
June 30, 2013
(Stated in US Dollars) – Page 18
(Unaudited)

Note 9	Subsequent Events – (cont’d)

In consideration for entering into the LPC Purchase Agreement, the Company issued 341,858 shares of common stock to the Investor as a commitment fee and shall issue up to 133,409 shares pro rata, when and if, the Investor purchases at the Company’s discretion the $10,000,000 aggregate commitment.

TheLPC Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to the Company.

In connection with the LPC Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investor pursuant to which the Company agreed to register for resale the shares of Common Stock that may be purchased by the Investor pursuant to the LPC Purchase Agreement.

c)	On July 5, 2013, pursuant to an employment agreement with its newly appointed President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, and Director, of the Company:

i.	granted 2,000,000 fully vested share purchase options exercisable at $0.40 per share until July 5, 2023.

ii.	issued 4,000,000 shares of restricted common stock that vest as follows:

25% upon the Company starting a Phase Ib/IIb human study
25% upon the Company in-licensing additional assets in clinical or pre-clinical stage
25% upon the Company securing additional non-dilutive equity funding in 2013 of at least $5,000,000 with a share price higher than the previous funding.
25% upon the Company obtaining a listing on a major stock exchange.

ANAVEX LIFE SCIENCES CORP.

12,810,086 Shares of Common Stock

PROSPECTUS

October 1, 2013